                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DSC Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         DSC Communications Corporation
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

LOGO

                                                                  March   , 1996

Dear Fellow Stockholder:

     This year's Annual Meeting of Stockholders will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on April 25, 1996, at 10:00 AM local time. You are cordially invited to attend. The matters you are asked to consider are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. The Company's Board of Directors recommends (i) election of management's three nominees for the Board of Directors; (ii) approval of a proposal to increase the number of shares of common stock subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan; (iii) approval of amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan; (iv) approval of an amendment to the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan; and (v) approval of the DSC Communications Corporation Annual Incentive Bonus Plan.

     To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, please sign, date and return the enclosed proxy as soon as possible. Your vote is important.

     At the Annual Meeting, I will review the Company's activities during the past year and its plans and prospects for the future. An opportunity will be provided for questions by the stockholders. I hope you will be able to join us.

                                            Sincerely,

                                            /s/ JAMES L. DONALD

                                            JAMES L. DONALD
                                            Chairman of the Board,
                                            President and Chief
                                            Executive Officer

LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of DSC Communications Corporation, a Delaware corporation (the "Company"), will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on Thursday April 25, 1996, at 10:00 AM local time for the following purposes:

        1. To elect three Class III Directors for terms expiring in 1999.

        2. To approve a proposal to increase the number of shares of common stock subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan.

        3. To approve amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan.

        4. To approve an amendment to the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

        5. To approve the DSC Communications Corporation Annual Incentive Bonus Plan.

        6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The accompanying Proxy Statement contains information regarding the business to be considered at the Annual Meeting.

     Only stockholders of record at the close of business on February 27, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of stockholders will be made available at the offices of Baker & McKenzie, located at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 at least 10 days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. If you attend the Annual Meeting, you may vote in person if you wish, whether or not you have returned your proxy. A proxy may be revoked at any time before it is exercised.

                                            By Order of the Board of Directors

                                            GEORGE B. BRUNT
                                            Vice President, Secretary
                                            and General Counsel

Plano, Texas
March   , 1996

                                                              PRELIMINARY COPIES

                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy, mailed with this Proxy Statement, is solicited on behalf of DSC Communications Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 25, 1996, at 10:00 AM local time, at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas.

     This Proxy Statement and accompanying form of proxy will first be mailed to
stockholders of record on or about March   , 1996.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven nor more than fifteen persons and that the Board of Directors shall be divided into three classes serving staggered three year terms with each class to consist as nearly as possible of one-third of the directors; provided, that once elected, no director's term shall be reduced. The Board of Directors currently consists of nine members. Three Class III directors, to serve until the 1999 Annual Meeting of Stockholders, will be nominated for election at the Annual Meeting.

     Management's three nominees for election as Class III Directors are listed below and are currently members of the Board of Directors.

                                                                           AGE AS OF      DIRECTOR OF
                                        PRINCIPAL OCCUPATION              FEBRUARY 27,      COMPANY
                                           OR EMPLOYMENT                      1996           SINCE
                                        --------------------              ------------    -----------
James L. Donald............  Chairman of the Board, President and Chief        64             1981
                             Executive Officer; employed by the Company
                             since 1981.
Robert S. Folsom...........  Chairman of the Board, Folsom Properties,         69             1983
                             Inc. (real estate development) for more
                             than the past five years; Director of
                             BeautiControl Cosmetics, Inc. (cosmetics);
                             FM Properties (real estate).
James M. Nolan.............  Marketing Consultant to the Company; sole         61             1981
                             stockholder of Nolan Consulting, Inc.
                             since 1978; Director of Capital Southwest
                             Corporation (investment company).

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     To be elected as a Director, each nominee must receive the favorable vote of a plurality of the total number of shares of Common Stock cast at the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES NAMED ABOVE.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                 SUBJECT TO THE DSC COMMUNICATIONS CORPORATION
              1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN

     The Board of Directors and the Compensation Committee of the Board of Directors (the "Compensation Committee") have determined that it is in the best interest of the Company and the stockholders to add 6,000,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan (the "1993 Plan"). There are currently 4,000,000 shares of Common Stock subject to the 1993 Plan, of which 3,244,911 shares of Common Stock were issued or are currently subject to options or restricted stock awards under the 1993 Plan. The Board of Directors and the Compensation Committee also approved certain amendments to the 1993 Plan effective as of October 30, 1995, subject to approval by the Company's stockholders. See "Proposal to Approve Amendments to
the 1993 Employee Stock Option and Securities Award Plan" on pages      and
     . The 1993 Plan, as amended, is attached as Exhibit A to this Proxy Statement.

     The Company in the past has used stock options for attracting, retaining and motivating key employees and directors, by providing them incentives to enhance the growth and profitability of the Company. The 1993 Plan continues the objectives embodied in the plans previously adopted by the Company: namely, to provide incentives to persons with experience and ability so that they will remain in the employ of the Company or its subsidiaries, to attract new employees whose services are considered valuable to the Company or its subsidiaries and to encourage a proprietary interest by such persons in the development and financial success of the Company.

     As of February 27, 1996, there were 755,089 shares of Common Stock available for the grant of stock options and restricted stock awards under the 1993 Plan (exclusive of the Executive Option discussed below). The Board of Directors believes that this is not a sufficient number of shares of Common Stock to accomplish the objectives described above. The inclusion of 6,000,000 additional shares of Common Stock subject to the 1993 Plan will enable the Company to further promote these objectives.

     In addition and effective December 20, 1995, the Compensation Committee granted Mr. James L. Donald an option under the 1993 Plan to acquire 2,000,000 shares of the Company's Common Stock (the "Executive Option"). The Executive Option is subject to the approval of the Company's stockholders to add 6,000,000 shares of Common Stock to the 1993 Plan and the amendments to the 1993 Plan. See "Proposal to Approve Amendments to the 1993 Employee Stock Option and Securities
Award Plan" on pages      and      , and the "Report of Compensation Committee"
on pages      ,      and      . The exercise price of the Executive Option is
$33.75 per share, which was the closing sale price of the Common Stock on the date of the grant as reported by the National Association of Securities Dealers, Inc. National Market System (the "NASDAQ Stock Market"). In addition to the exercise provisions of the 1993 Plan, the Executive Option will be exercisable upon the earlier to occur of (i) the date the closing sale price of the Common Stock on the NASDAQ Stock Market equals or exceeds $67.50 or (ii) nine and 1/2 years after the date of grant.

     The 1993 Plan was approved by the Board of Directors on January 25, 1993 and provides for the granting to selected employees of the Company of (i) options to purchase shares of Common Stock ("Options"), and (ii) shares of restricted stock ("Restricted Stock") or other securities (together "Securities Awards") (collectively, grants of Options and Securities Awards are referred to in this Proxy Statement as "Plan Awards"). The Stockholders approved the 1993 Plan on April 26, 1993, at the Annual Meeting of Stockholders. The Options granted under the 1993 Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or Options that do not meet the requirements for Incentive Stock Options ("Nonstatutory Options"). The 1993 Plan originally had 4,000,000 shares of Common Stock subject to the plan.

     The closing sale price of the Company's Common Stock as reported by the NASDAQ Stock Market on February 27, 1996 was $30.25.

PRIOR GRANTS OF PLAN AWARDS

     As of February 27, 1996, there were 582 participants in the 1993 Plan. During 1995 there were grants of Options for 1,272,300 shares of the Company's Common Stock (exclusive of the Executive Option) of which grants of Options for 295,000 shares were granted to the Company's named executive officers. During 1995 there were awards of Restricted Stock for 110,027 shares of the Company's Common Stock, of which 48,237 shares of Restricted Stock were awarded to the Company's named executive officers. See "Executive Compensation" on pages
through      . In January 1996, the Company awarded Mr. James L. Donald,
Chairman of the Board, President, and Chief Executive Officer, and Mr. Gerald F. Montry, Senior Vice President and Chief Financial Officer, 126,802 and 19,020 shares of Restricted Stock under the 1993 Plan, respectively, as partial payment for amounts due to each of them under the Company's 1990 Long-Term Incentive Compensation Plan. See "Donald Agreements" and "1990 Long-Term Incentive
Compensation Plan" under "Executive Compensation" on pages      and      .

     The following table summarizes the Plan Awards outstanding under the 1993 Plan as of February 27, 1996:

                                                                                     NUMBER OF
                                                                                  RESTRICTED STOCK
                 NAME AND PRINCIPAL POSITION                NUMBER OF OPTIONS          AWARDS
    -----------------------------------------------------   -----------------     ----------------
    James L. Donald......................................        220,000(A)            159,395
      Chairman of the Board, President, and Chief
         Executive Officer
    Gerald F. Montry.....................................         90,000                31,242
      Senior Vice President and Chief Financial Officer
    Allen R. Adams.......................................         70,000                 5,422
      Group Vice President
    Hensley E. West(B)...................................             --                    --
    Daryl J. Eigen(B)....................................         45,000                    --
    Michael R. Bernique(B)...............................         54,999                 1,666
                                                                 -------               -------
    All current executive officers as a group (
      persons)...........................................
                                                                 =======               =======
    All current directors who are not executive officers
      as a group (7 persons).............................             --                    --
                                                                 =======               =======
    All employees, including all current officers who are
      not executive officers, as a group.................
                                                                 =======               =======

---------------

(A) Excludes 2,000,000 options issued on December 20, 1995 subject to approval by the Company's stockholders of the addition of 6,000,000 shares of Common Stock to the 1993 Plan and of the amendments to the 1993 Plan.

(B) As of November 8, 1995, Mr. Bernique was no longer serving as an executive officer of the Company. Subsequent to December 31, 1995, Mr. West and Mr. Eigen were no longer serving as executive officers of the Company.

AMOUNT OF STOCK SUBJECT TO THE 1993 PLAN

     Under the terms of the 1993 Plan, as amended, the Company may grant Options or award Securities Awards with respect to an aggregate of 4,000,000 shares of Common Stock. On October 30, 1995, the Compensation Committee amended the 1993 Plan to add an additional 6,000,000 shares of Common Stock to the 1993 Plan, subject to stockholder approval.

1993 PLAN ADMINISTRATION

     Subject to the provisions of the 1993 Plan, the 1993 Plan is administered by the Compensation Committee which is composed of non-employee directors of the Company and has the authority to grant Plan

Awards and set the terms and conditions of such grants and awards. Except for the Executive Option, no determination has been made as to the amount or type of Plan Awards remaining available for grants or awards under the 1993 Plan and no specific participants have been selected. The 1993 Plan is proposed to be amended to require that the Compensation Committee be comprised solely of "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. See "Proposal to Approve Amendments to the 1993 Employee Stock Option and
Securities Award Plan" on pages      and      .

ELIGIBILITY

     In general, all key employees of the Company or persons who have been engaged to become key employees of the Company are eligible to receive Plan Awards under the 1993 Plan. The 1993 Plan is proposed to be amended to provide that the maximum number of shares subject to Plan Awards that may be granted to any single individual under the Plan during any three-year period shall be 3,000,000. See "Proposal to Approve Amendments to the 1993 Employee Stock Option
and Securities Award Plan" on pages      and      .

OPTION FEATURES

     The type of Options that may be granted under the 1993 Plan are Nonstatutory Options, Incentive Stock Options, or any combination of the two. The option price per share shall not be less than 100% of the closing sale price on the NASDAQ Stock Market (the "Fair Market Value") of a share of the Company's Common Stock on the date of grant. The Compensation Committee may, in its discretion, authorize a loan by the Company to an optionee in an amount not to exceed the exercise price of the Option upon such terms as the Compensation Committee deems appropriate. The 1993 Plan specifically permits the cancellation and regrant of previously granted, unexercised Options.

     An Option may not be granted which expires more than ten years from the date of grant. The Compensation Committee may establish vesting provisions for an Option so that the Option becomes fully vested to the optionee in a series of cumulative portions. The Compensation Committee may also accelerate the vesting of an Option, or portion thereof. The 1993 Plan is proposed to be amended to allow Nonstatutory Options to have a termination date longer than ten years. See "Proposal to Approve Amendments to the 1993 Employee Stock Option and Securities
Award Plan" on pages      and      .

     The Compensation Committee may also provide that shares received by an optionee pursuant to the exercise of an Option or SAR (as defined below) will be subject for a number of years to restrictions on transferability and to the Company's option to repurchase all or a portion of the shares acquired by the participant pursuant to the exercise of his Options and SARs if the participant ceases to be employed by the Company ("Restricted Plan Awards"). The price for the repurchase of Restricted Plan Awards pursuant to the Company's option must be equal to the lower of (i) the price per share paid by the optionee or (ii) the Fair Market Value on the date the optionee ceased to be an employee of the Company. If a participant acquires shares subject to a Restricted Plan Award pursuant to the exercise of a SAR, the Company will have the option to reacquire such shares without the payment of any consideration. During the term of the restrictions, a participant may not transfer the shares but shall otherwise have all the rights of a stockholder, including the right to receive dividends and vote such shares. The Compensation Committee may establish different terms of restrictions with respect to different shares of Common Stock acquired pursuant to a Restricted Plan Award. The Committee may also accelerate the dates at which the restrictions end or otherwise waive or modify the restrictions on Restricted Plan Awards with the consent of the participant. The 1993 Plan is proposed to be amended to modify the time periods, prices and conditions for reacquisition of a participant's shares. See "Proposal to Approve Amendments to the 1993 Employee
Stock Option and Securities Award Plan" on pages      and      .

     In the event of an optionee's death, any outstanding Option shall be exercisable only within one year after death (but not subsequent to the expiration of the Option) by the optionee's estate or his beneficiary. In the event of an optionee's retirement from the Company at or after the age of 55, the Compensation Committee may allow the optionee to exercise his Option to the earlier of (i) the termination date specified in the

Option or (ii) the fifth anniversary of the effective date of optionee's retirement. In the event of an optionee's voluntary or involuntary termination of employment with the Company for any reason other than disability, death or retirement, any outstanding Options shall, except in the limited circumstances described below, expire thirty days after the date of termination of employment. However, if the optionee's employment is terminated for dishonesty or if the Optionee commits other acts detrimental to the interests of the Company or for breach of an employment or other contract with the Company, any outstanding Options granted to the participant shall thereupon become null and void. The 1993 Plan is proposed to be amended to allow the Compensation Committee the right to extend the termination date of an Option under certain circumstances. See "Proposal to Approve Amendments to the 1993 Employee Stock Option and
Securities Award Plan" on pages   and   .

     No Option granted under the 1993 Plan shall be assignable or transferable except by will or the laws of descent and distribution. The 1993 Plan is proposed to be amended to provide the Compensation Committee with the discretion to permit transfer of any Option other than an Incentive Stock Option to a member of the Optionee's family or to a trust or partnership whose beneficiaries are members of the Optionee's family. See "Proposal to Approve Amendments to the
1993 Employee Stock Option and Securities Award Plan" on pages   and   .

STOCK APPRECIATION RIGHTS

     At or after the grant of an Option, the Compensation Committee may, at its discretion, grant a participant a stock appreciation right ("SAR") defined as a right to surrender to the Company his or her option, or portion thereof, and receive in exchange therefor such number of shares of Common Stock as have an aggregate Fair Market Value, on the date of exercise of the SAR, equal to the excess, if any, as of such date, of (i) the Fair Market Value of the shares of Common Stock associated with the Option or portion thereof, which is surrendered, over (ii) the aggregate option price of such shares to the optionee if he exercised such Option, or portion thereof. Upon an optionee's exercise of a SAR, the Company's payment to the participant shall be made solely in shares of Common Stock. A SAR is only exercisable during the term of the associated Option.

SECURITIES AWARDS

     Securities Awards represent the right of a participant to receive shares of Common Stock, shares of other capital stock or other securities of the Company, as determined by the Compensation Committee in its discretion. Such awards may be absolute or contingent upon various factors, may provide for payment by the participant of amounts that are less than the fair market value of such securities or for no consideration and may provide such securities be considered Restricted Plan Awards, all on such terms and subject to such conditions as may be determined by the Compensation Committee in its discretion. Such awards may be payable in whole or in part on the date of such awards thereof, as determined from time to time by the Compensation Committee in its discretion. In all other respects, such awards will be subject to the provisions and limitations of the 1993 Plan, and will be evidenced by written agreements containing such provisions and limitations of the 1993 Plan, and any other provisions not inconsistent with the terms or the 1993 Plan which the Compensation Committee may prescribe. The 1993 Plan is proposed to be amended to provide that Securities Awards may be granted upon attainment of certain performance goals by the participant. See "Proposal to Approve Amendments to the 1993 Stock Option
and Securities Award Plan" on pages   and   .

CHANGE IN CONTROL

     In the event that an offer (other than an offer by the Company) to purchase or otherwise acquire Common Stock results in the purchase or other acquisition by the offeror of at least 40% of the Company's outstanding Common Stock, restrictions as to the date on which all Options, Securities Awards and SARs would otherwise become fully vested are waived.

AMENDMENT AND TERMINATION

     The Board of Directors may terminate or from time to time suspend or amend the 1993 Plan without stockholder approval, except that (i) no modification may, without the participant's consent, alter or impair any of the rights or obligations under any Option, SAR or Securities Awards theretofore granted, and
(ii) no modification, without stockholder approval, shall materially modify the eligibility requirements for receiving Plan Awards, increase the maximum number of shares for which Plan Awards may be granted under the 1993 Plan, reduce the minimum option price per share, extend the period of granting Plan Awards, or materially increase in any other way the benefits accruing to participants. The 1993 Plan is proposed to be amended to allow the Compensation Committee the discretion at any time, with the consent of the Optionee, to modify or amend any outstanding Option except as to the option price or as to any modification that would cause an Option intended to be granted as an Incentive Stock Option to fail to qualify as an Incentive Stock Option. The 1993 Plan is also being proposed to be amended to provide that the Compensation Committee shall not be allowed to amend the 1993 Plan to increase the maximum number of Plan Awards that may be granted to any single individual under the 1993 Plan during any three-year period or to modify the performance goals of the 1993 Plan. See "Proposal to Approve Amendments to the 1993 Employee Stock Option and Securities
Award Plan" on pages   and   .

     No Plan Awards may be made under the 1993 Plan after December 31, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

     The income tax treatment of any gain or loss realized upon an optionee's disposition of shares of Common Stock received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the optionee holds the shares received upon exercise of an Incentive Stock Option for at least two years from the date such Incentive Stock Option was granted, and one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and the optionee's tax basis will be taxed as long-term capital gain or loss.

     If an optionee disposes of the shares of Common Stock before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such optionee may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the Incentive Stock Option on the date of exercise, the excess of that fair market value over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

     The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of shares of Common Stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

     Current optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the 1993 Plan.

     Nonstatutory Options. An optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The optionee's holding period in the shares, for capital gains and losses purposes, begins on the date of exercise.

     An optionee's tax basis in the shares of Common Stock received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

     If an optionee exercises a Nonstatutory Option by delivering other shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the shares delivered by the optionee, even if the then fair market value of such shares is different from the optionee's tax basis therein. The optionee, however, will be taxed as described above with respect to the exercise of the Nonstatutory Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. The optionee's tax basis in the shares of Common Stock received on such exercise will be equal to his basis in the number of shares surrendered on such exercise plus the fair market value of the number of shares received in excess of the number of shares surrendered and the holding period for such number of shares received will include the holding period of the shares surrendered.

     Stock Appreciation Rights. An optionee will not recognize any taxable income upon the grant of a SAR. Upon exercise, however, an optionee must recognize ordinary income equal to the fair market value of the shares of Company's Common Stock he receives. Upon the subsequent disposition of the shares, the optionee will recognize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The optionee's holding period in the shares, for capital gain and loss purposes, begins on the date of exercise.

     An optionee's tax basis in the shares of Common Stock he receives from exercise of a SAR will be equal to the fair market value of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable ordinary income.

     Securities Awards. A participant who receives a Securities Award will not recognize taxable income upon the grant of a Securities Award because the Securities Award (consisting of Common Stock) will be nontransferable and subject to a substantial risk of forfeiture. The participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such Securities Awards (the "Restrictions") lapse, in an amount equal to the fair market value of such shares. The ordinary income recognized by a participant with respect to Securities Awards pursuant to the 1993 Plan will be deemed compensation income subject to applicable wage withholding.

     A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to include in gross income the fair market value of the Securities Award, notwithstanding that the Securities Award would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Securities Award after the date of grant would be capital gain or capital loss only if and when the participant disposes of the shares. If the Section 83(b) election is made, the participant's capital gains holding period begins on the date of grant.

     If a Section 83(b) election is made and the participant then forfeits the Securities Award, the participant may not deduct as an ordinary loss the amount previously included in gross income.

     Dividends received on a Securities Award when the Restrictions on such shares lapse will be treated as additional compensation, and not as dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

     A participant's tax basis in the Securities Award received pursuant to the 1993 Plan will be equal to the ordinary income recognized by that participant. Unless a Section 83(b) election is made, the participant's holding period for his or her Securities Award for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on those shares lapse.

     In general, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by a participant with respect to the Securities Award awarded pursuant to the 1993 Plan.

     If, subsequent to the lapse of Restrictions on his or her shares, a participant sells those shares, the difference, if any, between the amount realized from the sale and the tax basis of those shares to the participant will be taxed as long-term or short-term capital gain or loss depending on whether the participant's holding period for those shares exceeds the applicable holding period at the time of sale.

     THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

VOTE REQUIRED FOR APPROVAL

     The proposal to increase the number of shares of Common Stock subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof for approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE DSC COMMUNICATIONS CORPORATION 1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN.

                     PROPOSAL TO APPROVE AMENDMENTS TO THE
                         DSC COMMUNICATIONS CORPORATION
              1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN

     The Board of Directors and the Compensation Committee have determined that it is in the best interest of the Company and the stockholders to make certain amendments to the 1993 Plan. The amendments were approved by the Compensation Committee and the Board of Directors effective as of October 30, 1995, subject to approval by the Company's stockholders. The 1993 Plan is attached as Exhibit A to this Proxy Statement and has been marked to show the additions and deletions in the terms of the 1993 Plan which are the result of the amendments. The amendments are being made to permit the deduction by the Company of compensation attributable to Plan Awards that in certain instances would not otherwise be deductible under Section 162(m) of the Internal Revenue Code and to afford flexibility to the Compensation Committee in granting of Plan Awards under the 1993 Plan. Section 162(m) generally limits to $1 million the allowable deduction for compensation paid by a publicly held company to the chief executive officer and to each of the other four most highly compensated employees for taxable years beginning on or after January 1, 1994. Certain of the material amendments are summarized below but all amendments to the 1993 Plan are qualified in their entirety by the actual text of the amendments reflected in the copy of the 1993 Plan attached to this Proxy Statement. By approving these amendments, the Company's stockholders shall be deemed to have approved the 1993 Plan as amended and restated as Exhibit A attached to this Proxy Statement.

     Section 2.22 of the 1993 Plan has been amended to allow Nonstatutory Options to have a termination date longer than ten years. The Internal Revenue Code requires Incentive Stock Options to terminate on the tenth anniversary of the date on which the Option is granted. There is no restriction in the Internal Revenue

Code in respect of termination regarding Nonstatutory Options. The 1993 Plan previously applied this restriction to both Nonstatutory Options and Incentive Stock Options.

     Sections 2.13 and 3.2 of the 1993 Plan have been amended by replacing the term "Disinterested Directors" with the term "Outside Directors" which means directors within the meaning of Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), in general, outside directors of a corporation are individuals who are not employees of, or independent contractors to, the corporation and are not employed by an entity (or self-employed by an entity) which rendered personal services to the corporation for which the entity was paid during the previous fiscal year more than 5% of the entity's revenue, or if the services were legal, accounting, investment banking or management consulting services, more than $60,000.

     Section 3.4 of the 1993 Plan has been amended to allow the Compensation Committee the discretion at any time, with the consent of the Optionee, to modify or amend any outstanding Option except as to the Option Price or as to any amendment that would cause an Option intended to be granted as an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

     Section 4.1 of the 1993 Plan has been amended to provide that the maximum number of shares subject to Plan Awards that may be granted to any single individual under the Plan during any three-year period shall be 3,000,000. As a result of this amendment, the maximum amount of compensation that any employee could receive from Plan Awards during any three-year period can be determined under the following formulae: (a) in the case of Options, (i) the difference between the Fair Market Value of the shares at the time of exercise and the exercise price (which will be no less than the fair market value of the shares at the date of grant), (ii) multiplied by 3,000,000; and (b) in the case of Securities Awards, (i) the fair market value of the shares at the time of vesting, (ii) multiplied by 3,000,000.

     Section 6.8 of the 1993 Plan has been amended to provide the Compensation Committee with the discretion to permit transfer of any Option other than an Incentive Stock Option to a member of the Optionee's family or to a trust or partnership whose beneficiaries are members of the Optionee's family. The 1993 Plan previously provided certain restrictions on the transfer of Options.

     Section 6.9(a) of the 1993 Plan has been amended to provide that the Compensation Committee may extend the termination date of an Option if an Optionee ceases to be employed by the Company other than for cause or by reason of death or retirement after reaching age 55. The 1993 Plan previously did not allow for this discretion.

     Section 6.9(b) of the 1993 Plan has been amended to provide that in the event of death of the Optionee while employed by the Company, an Option may be exercised, at any time or from time to time prior to the termination date of the Option. The 1993 Plan previously provided that Options under such circumstances be exercised by the earlier of one year after the date of death or the termination date of the Option.

     Section 6.9(c) of the 1993 Plan has been amended to extend the termination date for any Option upon the retirement of an employee. The 1993 Plan previously provided that the Compensation Committee had discretion regarding whether to so extend the termination date.

     Section 6.12(c) of the 1993 Plan has been amended to provide that the Company shall have a right to repurchase Restricted Plan Awards from any participant who ceases to be an employee of the Company for any reason other than death, disability, or retirement during the term of the restrictions on such shares, at the price paid by the participant (in the case of shares acquired pursuant to Options) or for no consideration (in the case of shares acquired pursuant to a SAR). The amendments further provide that the Company must exercise this right within 90 days after the participant ceases to be employed by the Company, that the Company must notify the participant in writing of the exercise of the right, and that the Company must pay the participant within five days after exercising this right. The 1993 Plan previously provided that the Company had an option to repurchase Restricted Plan Awards from any participant who ceased to be an employee of the Company for any reason, that the participant would be required to tender to the Company the certificate evidencing such shares, that the consideration to be paid by the Company in the case of shares acquired pursuant to Options was to be the lower of (i) the price per share paid by the participant or (ii) the Fair Market Value on the date the participant ceased to be employed by the Company, and that the Company must elect whether to exercise its option within thirty days after receipt of the certificate evidencing such shares.

     Sections 7.1 and 7.2 of the 1993 Plan have been amended to provide that the Compensation Committee may award Securities Awards upon the attainment of one or more predetermined performance goals ("Performance Goals") by the participant. The Committee may establish Performance Goals for Securities Awards in writing and the vesting of such Shares shall be contingent upon the attainment of such Performance Goals. Such Performance Goals shall be based upon one or more of the following business criteria: (a) income before federal taxes and net interest expense; (b) working capital, generally defined to include receivables, inventories and current liabilities, measured either in absolute dollars or relative to sales; and/or (c) earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits or improvement of financial ratings. The Committee shall fix such Performance Goals for each Securities Award within the time required for qualification under section 162(m) of the Code and shall certify the attainment of such goals.

     Section 8.1 of the 1993 Plan has been amended to provide that the Compensation Committee shall not be allowed to amend the 1993 Plan to increase the maximum number of shares subject to Plan Awards that may be granted to any single individual under the 1993 Plan during any three-year period.

     Certain of the amendments to the 1993 Plan are necessary to allow the grant of the Executive Option. See "Proposal to Increase the Number of Shares of Common Stock Subject to the 1993 Employee Stock Option and Securities Award
Plan" on pages      and      . The amendments are also necessary to qualify the
amounts earned by Mr. Donald under the Executive Option as compensation expense to the Company under Section 162(m) of the Internal Revenue Code. The Executive Option will also be transferable by Mr. Donald to his family members or any trust or partnership established for the benefit of his family members. The ability to transfer the Executive Option by Mr. Donald is subject to the approval of the amendments to the 1993 Plan. The grant of the Executive Option is subject to the stockholders approving the amendments to the 1993 Plan. See
"Report of Compensation Committee" on pages      ,      and      .

VOTE REQUIRED FOR APPROVAL

     The proposal to approve the amendments to the 1993 Employee Stock Option and Securities Award Plan must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof for approval. An affirmative vote by a stockholder shall also be deemed to be approval of the Performance Goals for Securities Awards under the 1993 Plan for purposes of Section 162(m) of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE DSC COMMUNICATIONS CORPORATION 1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN.

              PROPOSAL TO AMEND THE DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

     The Company's stockholders approved the adoption of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan (the "1994 LTIP") at the 1994 Annual Meeting of Stockholders held on April 27, 1994. Effective December 20, 1995, the Compensation Committee amended the 1994 LTIP, subject to approval by the Company's stockholders of such amendment and of the performance goals contemplated by the 1994 LTIP. The 1994 LTIP, prior to this amendment, provided that no individual could receive in excess of 100,000 units during the duration of the 1994 LTIP. The amendment provides that no individual may receive in excess of 140,000 units during the duration of the 1994 LTIP.

     The 1994 LTIP is intended to allow the Compensation Committee to make awards that qualify as performance-based compensation within the meaning of
Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the allowable deduction for compensation paid by a publicly held company to the chief executive officer and to each of the other four most highly compensated employees for taxable years beginning on or after January 1, 1994. However, "performance-based" compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors",
(ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The 1994 LTIP has been designed by the Compensation Committee to meet these criteria.

     The performance goals are reflected in the value of each unit of the 1994 LTIP which is the product of the incremental value and the number of outstanding units. The incremental unit value ("Incremental Unit Value") with respect to any calendar year shall be equal to the product of the Measuring Price multiplied by eight-tenths of the percentage by which the earnings per share, as defined in the 1994 LTIP ("Earnings Per Share"), for that calendar year exceeds the Earnings Per Share for the calendar year ending December 31 immediately prior to the year in which his participation commences, but in no event shall this be less than zero. The measuring price ("Measuring Price") for each unit is the closing price per share of the Company's Common Stock on December 31 of the year immediately prior to the year in which the individual's participation commences, but shall not be lower than $61.50. The Incremental Unit Value of each unit shall be cumulated to determine the Cumulative Unit Value. In no event shall the value of any unit exceed four times the Measuring Price ("Maximum Cumulative Value"). The 1994 LTIP terminates on December 31, 2003, and no units may be awarded thereafter.

     The maximum amount of compensation that any employee can receive under the 1994 LTIP can be determined by applying the above formula to the maximum number of units per employee, which is 140,000.

     Each unit of the 1994 LTIP vests 40% after two years from the award date and 20% each year thereafter, except that each unit becomes fully vested upon the occurrence of attainment of that unit's Maximum Cumulative Value, a change in control of the Company, as defined in the 1994 LTIP ("Change in Control"), termination without cause of the participant, or the participant's death, disability or retirement on or after age 65.

     Any fully vested unit must be exercised. A partially vested unit may be exercised to the extent vested, and the unvested portion will be forfeited. Upon exercise, a participant will be entitled to receive that unit's cumulative value. Except upon a Change of Control, when payment must be made solely in cash, not less than 40% of the amount due must be paid in cash and the balance, as determined by the Compensation Committee in its discretion, may be paid in cash, in shares of common stock, or in both. If exercised, or upon termination of a participant's employment (except that, in the case of the participant's death, disability, retirement on or after age 65, termination without cause, or other reason approved in advance by the Compensation Committee, the term of a unit will continue for 14 months after such occurrence), such units will be canceled and all rights with respect thereto will expire.

     The amendment is necessary to allow the grant of a total of 140,000 units of the 1994 LTIP to Mr. James L. Donald. The following table summarizes the awards outstanding under the 1994 LTIP as of February 27, 1996, if the amendment is approved by the stockholders:

                                                                         DOLLAR       NUMBER
                       NAME AND PRINCIPAL POSITION                      VALUE($)     OF UNITS
                       ---------------------------                      ---------    --------
    James L. Donald...................................................    (1)         140,000
      Chairman of the Board, President, and Chief Executive Officer
    Gerald F. Montry..................................................    (1)          20,000
      Senior Vice President and Chief Financial Officer
    Allen R. Adams....................................................    (1)          15,000
                                                                                     --------
      Group Vice President
    All current executive officers as a group (     persons)..........    (1)         175,000
                                                                                     ========
    All directors who are not current executive officers as a group (7
      persons)........................................................   None              --
                                                                                     ========
    All employees, including officers who are not current executive officers,
      as a group......................................................    (1)           2,000
                                                                                     ========

---------------

(1) Dollar Value not determinable. However, the Maximum Cumulative Value under the 1994 LTIP is four times the Measuring Price, or $246 per unit, as described above.

VOTE REQUIRED FOR APPROVAL

     The proposal to approve the amendment to the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof for approval. An affirmative vote by a stockholder shall also be deemed to be approval of the performance goals under the 1994 LTIP for purposes of Section 162(m) of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE DSC COMMUNICATIONS CORPORATION 1994 LONG-TERM INCENTIVE COMPENSATION PLAN.

              PROPOSAL TO ADOPT THE DSC COMMUNICATIONS CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

     Effective January 1, 1996, the Compensation Committee adopted the DSC Communications Corporation Annual Incentive Bonus Plan (the "Bonus Plan") and the performance goals established therein, subject to stockholder approval. The Bonus Plan is designed to recognize the significant contributions of the Company's Chief Executive Officer (the "CEO") to the growth, profitability and success of the Company by rewarding the CEO for the achievement of preestablished annual performance goals. The following summary of the Bonus Plan contains all material provisions of the Bonus Plan, but does not purport to be complete, and is subject in all respects to, and qualified by, the provisions of the Bonus Plan which appears as Exhibit B to this Proxy Statement. The Bonus Plan is intended to allow the Compensation Committee to pay benefits that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

     The sole participant in the Bonus Plan will be the CEO, currently Mr. James
L. Donald.

     The Bonus Plan will be administered by the Compensation Committee, which consists of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

     The actual amount of benefits to be received by the CEO (the "Incentive Bonus") pursuant to the Bonus Plan is not currently determinable, as the amount of such benefits is linked to the Company's earnings before income taxes during each fiscal year in which the Bonus Plan is in effect. The amount of compensation awardable under the Bonus Plan is not subject to any maximum limitation. Each fiscal year's performance goals and Incentive Bonus are as follows:

      PERFORMANCE GOALS
(EARNINGS BEFORE INCOME TAXES
    FOR THE FISCAL YEAR)                      INCENTIVE BONUS                 DOLLAR VALUE($)
-----------------------------                 ---------------                 ---------------
   Up to $250 million               None                                             0
                                    0.75% of earnings before income
   $250 million to                  taxes                                       0-1,500,000
   $450 million                     in this range
                                    0.50% of earnings before income
   $451 million to                  taxes                                   1,500,000-2,500,000
                                    in this range plus Incentive Bonus
   $650 million                     from
                                    lower ranges
                                    0.25% of earnings before income
   $651 million to                  taxes                                   2,500,000-3,250,000
                                    in this range plus Incentive Bonus
   $950 million                     from
                                    lower ranges
                                    0.10% of earnings before income
   Over $950 million                taxes                                     3,250,000 and up
                                    in this range plus Incentive Bonus
                                    from
                                    lower ranges

     If the Bonus Plan had been in effect during the fiscal year ended December 31, 1995, the Company's CEO, Mr. James L. Donald, would have received $299,625 as an Incentive Bonus for that fiscal year.

     Any payments of the Incentive Bonus will be made from the Company's general assets. Incentive Bonus payments will be made after the Compensation Committee ascertains the amount of Incentive Bonus to which the CEO is due for a fiscal year, upon verification by the Company's independent accountants of the Company's financial results for that fiscal year. The Committee has discretion to award partial payments of the anticipated amount of any Incentive Bonus before the final amount of the Incentive Bonus is determined.

     No Incentive Bonus will be paid for any fiscal year unless the CEO is an employee of the Company at the end of that fiscal year, except that if the CEO's employment terminates during a fiscal year by reason of death, disability, retirement or any other reason as defined by the Compensation Committee, the CEO (or the CEO's beneficiary) will receive, in a single cash payment, the Incentive Bonus for that fiscal year, prorated to the date of termination of employment.

     The Bonus Plan can be amended by the Compensation Committee, including the performance goals stated therein, unless such amendment is required to be approved by the Company stockholders under applicable law.

VOTE REQUIRED FOR ADOPTION

     The proposal to adopt the DSC Communications Corporation Annual Incentive Bonus Plan must receive the favorable vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof for approval. An affirmative vote by a stockholder shall also be deemed to be approval of the performance goals under the DSC Communications Corporation Annual Incentive Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE DSC COMMUNICATIONS CORPORATION ANNUAL INCENTIVE BONUS PLAN.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P High Technology Composite Index over the same periods (assuming an investment of $100 in the Company's Common Stock, the S&P 500(R) Index and the S&P(R) High Technology Composite Index on December 31, 1990 and reinvestment of all dividends).

                         DSC COMMUNICATIONS CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                 S&P HIGH TECH
      MEASUREMENT PERIOD                           S&P "500"       COMPOSITE
    (FISCAL YEAR COVERED)             DSC            INDEX           INDEX
1990                                       100             100             100
1991                                        56             130             114
1992                                       320             140             119
1993                                       895             155             146
1994                                      1044             153             170
1995                                      1073             210             245

                                                                DECEMBER 31,
                                              ------------------------------------------------
                                              1990    1991    1992    1993     1994      1995
                                              ----    ----    ----    ----    ------    ------
            DSC                               $100    $ 56    $320    $895    $1,044    $1,073
            S&P "500"(R) Index                 100     130     140     155       153       210
            S&P(R) High Tech Composite Index   100     114     119     146       170       245

                             EXECUTIVE COMPENSATION

     The following executive compensation disclosures reflect all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors of the Company. The "named executive officers" are the CEO, regardless of compensation level, and the four most highly compensated executive officers other than the CEO serving as such on December 31, 1995. The table also shows all such compensation paid to Mr. Bernique, who would have been one of the four most highly compensated executive officers of the Company other than the CEO, except for the fact that he was not serving as an executive officer at December 31, 1995. Where a named executive officer has served during any part of the year ended December 31, 1995, the disclosures reflect compensation for the full year in each of the periods presented.

SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                           ---------------------------------------------------------------------      -------------------------
                                                           BONUS ($)
                                             -----------------------------------                               AWARDS
                                                            (C)                                       -------------------------
                                                           1990                                                        (F)(G)
                                                         LONG-TERM                                      (B)(E)       SECURITIES
                                                         INCENTIVE                       (D)          RESTRICTED     UNDERLYING
           (A)                                            COMPEN-                    OTHER ANNUAL       STOCK         OPTIONS/
        NAME AND                    SALARY      (B)       SATION                     COMPENSATION       AWARDS          SARS
   PRINCIPAL POSITION      YEAR       ($)      CASH        PLAN          TOTAL           ($)             ($)            (#)
-------------------------  ----     -------  ---------   ---------     ---------     ------------     ----------     ----------
James L. Donald..........  1995     919,492         --   4,676,000     4,676,000             --       1,100,014      2,150,000(H)
  Chairman of the          1994     740,816    750,048   6,716,000     7,466,048             --              --         70,000
  Board, President and     1993..   687,682  1,460,000   2,588,000     4,048,000        411,346         809,375        100,000
  Chief Executive Officer
Gerald F. Montry.........  1995     429,012         --    701,400        701,400             --         412,493         40,000
  Senior Vice President    1994     364,692    374,400   1,007,400     1,381,800             --              --         30,000
  and Chief Financial      1993     347,198    170,000    388,200        558,200        160,367         226,625         60,000
  Officer
Allen R. Adams...........  1995     329,670    195,000         --        195,000             --         115,493         30,000
  Group Vice President     1994..   261,000    300,300         --        300,300             --              --         20,000
                           1993     226,400    130,000         --        130,000        126,751         395,375         60,000
Hensley E. West..........  1995     308,000    250,000         --        250,000             --              --         25,000
  Group Vice President     1994..   252,390    286,000         --        286,000             --              --         20,000
                           1993     216,240    130,000         --        130,000         84,490         145,688         60,000
Daryl J. Eigen...........  1995     265,600    100,000         --        100,000             --              --         25,000
  Senior Vice President    1994     191,600    210,600         --        210,600             --              --         20,000
                           1993           *          *          *              *              *               *              *
---------------
Michael R. Bernique......  1995     290,100    125,000         --        125,000             --              --         25,000
                           1994     230,400    285,000         --        285,000             --              --         20,000
                           1993     197,079    196,001         --        196,001             --         286,313         70,000


                                 LONG-TERM
                                COMPENSATION
                                ------------
                                  PAYOUTS
                                  -------         (D)
           (A)                     LTIP        ALL OTHER
        NAME AND                  PAYOUTS     COMPENSATION
   PRINCIPAL POSITION               ($)           ($)
-------------------------         -------     ------------
James L. Donald..........             --         50,129
  Chairman of the                     --         38,630
  Board, President and                --         50,089
  Chief Executive Officer
Gerald F. Montry.........             --         14,636
  Senior Vice President               --          8,817
  and Chief Financial                 --         15,595
  Officer
Allen R. Adams...........             --         13,474
  Group Vice President                --         10,937
                                      --          6,855
Hensley E. West..........             --         11,508
  Group Vice President                --          6,661
                                      --          6,351
Daryl J. Eigen...........             --          7,688
  Senior Vice President               --         13,843
                                       *              *
---------------
Michael R. Bernique......             --          7,020
                                      --          6,186
                                      --          4,497

 *   Not applicable as Mr. Eigen became an executive officer during 1994.

(A) Represents the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, at December 31, 1995. Mr. Bernique was no longer serving as an executive officer of the Company as of November 8, 1995. Subsequent to December 31, 1995, Mr. West and Mr. Eigen were no longer serving as executive officers of the Company.

(B) For Mr. Donald and Mr. Montry, all of the annual bonus for 1995 was paid at their election in the form of restricted stock. For Mr. Adams, a portion of the annual bonus for 1995 was paid at his election in the form of restricted stock. These amounts have been included in the "Restricted Stock Awards" column.

(C) Represents amounts earned and payable in cash under the Company's 1990 Long-Term Incentive Compensation Plan (the "1990 LTIP"). No cash payments were made in 1995, 1994, or 1993 under the 1990 LTIP reflected above. Additionally, 126,802 and 19,020 shares of restricted stock were issued under the 1990 LTIP in January 1996 to Mr. Donald and Mr. Montry, respectively. These shares will vest in equal annual increments over two
     years. See "1990 Long-Term Incentive Compensation Plan" on page   .

(D) Amounts of "Other Annual Compensation" include amounts reimbursed during 1993 for the payment of taxes. For 1995, "All Other Compensation" consisted of the following for the named executive officers:

                                                           COMPANY CONTRIBUTIONS
                                        ------------------------------------------------------------
                                        THRIFT    RESTORATION     SPLIT DOLLAR
                                         PLAN        PLAN        LIFE INSURANCE    OTHER      TOTAL
                                        ------    -----------    --------------    ------    -------
    James L. Donald...................  $4,500      $18,001         $ 27,628       $   --    $50,129
    Gerald F. Montry..................   3,288        9,000            2,348           --     14,636
    Allen R. Adams....................   4,500        4,509              921        3,544     13,474
    Hensley E. West...................   3,660        5,580               --        2,268     11,508
    Daryl J. Eigen....................   4,500        1,818               --        1,370      7,688
    ---------------
    Michael R. Bernique...............   4,500        2,520               --           --      7,020

(E) The amounts reported in the table represent the market value of the shares of Common Stock at the date of grant. Awards of restricted stock vest in equal annual increments over a two or three year period with the initial increment vesting on the first anniversary of the date awarded. Holders of the restricted shares retain all rights of a stockholder (including the right to receive dividends if and when paid on Common Stock), except the restricted shares cannot be sold until they are vested. Upon termination of employment other than retirement after age 55, death, or disability of the holder, all unvested shares are forfeited to the Company. No cash dividends have been declared or paid on Common Stock.

     Aggregate restricted stock holdings at December 31, 1995 consisted of:

                                                                                   MARKET
                                                                                  VALUE AT
                                                                                DECEMBER 31,
                                                                     SHARES         1995
                                                                     ------     ------------
    James L. Donald................................................  49,260      $1,816,463
    Gerald F. Montry...............................................  16,889         622,782
    Allen R. Adams.................................................  10,089         372,032
    Hensley E. West................................................   3,000         110,625
    Daryl J. Eigen.................................................      --              --
    ---------------
    Michael R. Bernique............................................   4,666         172,059

(F) Represents the number of stock options granted to the named executive officer for the year noted. The Company has not made any grants of SARs.

(G) All option amounts reflect a two-for-one stock split, effected in the form of a 100% stock dividend, declared by the Board of Directors on April 27, 1994 for stockholders of record on May 11, 1994.

(H) Includes the grant of the Executive Option for 2,000,000 shares, subject to stockholder approval of certain amendments and an increase in the number of shares of Common Stock authorized for issuance under the Company's 1993 Employee Stock Option and Securities Award Plan. See "Proposal to Approve Amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan" and "Proposal to Increase the Number of Shares of Common Stock Subject to the DSC Communications Corporation 1993 Employee
     Stock Option and Securities Award Plan" on pages      ,      and      .

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options to the named executive officers during the year ended December 31, 1995.

                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------
                             (A)(B)
                            NUMBER OF                                                        POTENTIAL REALIZABLE
                            SECURITIES        (B)                                              VALUE AT ASSUMED
                            UNDERLYING     % OF TOTAL                                        ANNUAL RATES OF STOCK
                            OPTIONS/      OPTIONS/SARS     EXERCISE                           PRICE APPRECIATION
                              SARS         GRANTED TO      OR BASE                              FOR OPTION TERM
                             GRANTED      EMPLOYEES IN      PRICE       EXPIRATION     ---------------------------------
           NAME                (#)        FISCAL YEAR       ($/SH)         DATE          5%($)(C)            10%($)(C)
--------------------------  ---------     ------------     --------     ----------     -------------       -------------
James L. Donald...........   150,000           4.53%        35.875        4/26/05          3,384,300           8,576,400
  Chairman of the Board,    2,000,000(F)      60.42%        33.750       12/20/05         42,450,000         107,578,000
  President and Chief
  Executive Officer
Gerald F. Montry..........    40,000           1.21%        35.875        4/26/05            902,480           2,287,040
  Senior Vice President
  and Chief Financial
  Officer
Allen R. Adams............    30,000           0.91%        35.875        4/26/05            676,860           1,715,280
  Group Vice President
Hensley E. West...........    25,000           0.76%        35.875        4/26/05            564,050           1,429,400
  Group Vice President
Daryl J. Eigen............    25,000           0.76%        35.875        4/26/05            564,050           1,429,400
  Senior Vice President
All stockholders..........                                                             2,577,855,988(D)    6,532,731,760(D)
                                                                                       2,453,217,295(E)    6,217,013,196(E)
Michael R. Bernique.......    25,000           0.76%        35.875        4/26/05            564,050           1,429,400

---------------

(A) Options have a ten year life. Other than the grant of the Executive Option for 2,000,000 shares, Options vest in equal annual increments over three years and are priced at the fair market value on the date of grant. The Executive Option is exercisable upon the earlier to occur of: (i) the date the closing sale price of the Common Stock on the NASDAQ Stock Market equals or exceeds $67.50 or (ii) nine and 1/2 years after the date of grant.

(B) The Company has not made any grants of SARs.

(C) These are hypothetical values using assumed growth as prescribed by the Securities and Exchange Commission.

(D) The potential realizable value is calculated from $35.875, the exercise price of the options listed above, granted on April 26, 1995, based on the number of outstanding shares of Common Stock on April 26, 1995.

(E) The potential realizable value is calculated from $33.75, the exercise price of the options listed above, granted on December 20, 1995, based on the number of outstanding shares of Common Stock on December 20, 1995.

(F) The granting of the Executive Option is subject to stockholder approval of certain amendments to, and an increase in the number of shares of Common Stock authorized for issuance under, the Company's 1993 Employee Stock Option and Securities Award Plan. See "Proposal to Approve Amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan" and "Proposal to Increase the Number of Shares of Common Stock Subject to the DSC Communications Corporation 1993 Employee Stock Option and
    Securities Award Plan" on pages   ,   and   .

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the year ended December 31, 1995, by each of the named executive officers.

                                                                      NUMBER OF
                                                                      SECURITIES               VALUE OF
                                                                      UNDERLYING             UNEXERCISED
                                                                 UNEXERCISED OPTIONS/        IN-THE-MONEY
                                                                       SARS AT             OPTIONS/SARS AT
                                                                 DECEMBER 31, 1995(#)    DECEMBER 31, 1995($)
                                                                         (A)                    (A)(B)
                               SHARES ACQUIRED       VALUE         EXERCISABLE(E)/         EXERCISABLE(E)/
            NAME               ON EXERCISE (#)    REALIZED($)      UNEXERCISABLE(U)        UNEXERCISABLE(U)
-----------------------------  ---------------    -----------    --------------------    --------------------
James L. Donald(C)...........      400,000         12,487,500           890,001 E            27,845,431 E
  Chairman of the Board,                                              2,229,999 U             7,597,069 U
  President and Chief
  Executive Officer
Gerald F. Montry.............       81,332          2,819,787           260,001 E             7,470,221 E
  Senior Vice President and                                              79,999 U               591,654 U
  Chief Financial Officer
Allen R. Adams...............       11,000            406,724            45,514 E               716,976 E
  Group Vice President                                                   63,332 U               509,151 U
Hensley E. West..............           --                 --            42,001 E               509,013 E
  Group Vice President                                                   60,332 U               489,813 U
Daryl J. Eigen...............           --                 --            10,667 E                93,754 E
  Senior Vice President                                                  44,333 U               201,871 U
Michael R. Bernique..........       33,201            417,029            18,667 E               214,774 E
  Senior Vice President                                                  66,865 U               627,064 U

---------------

(A) The Company has not made any grants of SARs.

(B) Amounts shown are based upon the closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1995, which was $36.875.

(C) Mr. Donald's option information at December 31, 1995 includes the grant of the Executive Option for 2,000,000 shares. These options were issued subject to stockholder approval of certain amendments and an increase in the number of shares of Common Stock authorized for issuance under the Company's 1993 Employee Stock Option and Securities Award Plan. See "Proposal to Approve Amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan" and "Proposal to Increase the Number of Shares of Common Stock Subject to the DSC Communications Corporation 1993 Employee
    Stock Option and Securities Award Plan" on pages      ,      and      .

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In July 1994, the Company entered into Amended and Restated Severance Compensation Agreements with Messrs. Montry, Adams, and West, and a Severance Compensation Agreement with Messrs. Bernique and Eigen (collectively, the "Severance Agreements"). Mr. Bernique was no longer serving as an executive officer of the Company effective as of November 8, 1995. Subsequent to December 31, 1995, Mr. West and Mr. Eigen were no longer serving as executive officers of the Company.

     Each of the Severance Agreements provides that if a Change in Control (as defined below) occurs and within two years of the Change in Control either (i) the officer voluntarily terminates his employment for "good reason" or (ii) the officer's employment is involuntarily terminated other than for cause, death or disability, the Company will pay to the officer a lump sum amount equal to three times the officer's "base amount" income. The Severance Agreements further provide that each of the officers will be reimbursed for excise taxes payable by reason of payments made pursuant to the Severance Agreements.

     The "base amount" is defined by Section 280G(b) of the Internal Revenue Code as the average of all compensation (including compensation from the exercise of stock options) received by the officer in each of the five taxable years preceding the year in which the Change in Control occurs.

     A "Change in Control" of the Company is defined in the Severance Agreements as any of the following: (i) consummation of a merger in which the Company is not the surviving entity; (ii) sale or transfer of substantially all of the assets of the Company; (iii) liquidation or dissolution of the Company; (iv) acquisition of at least 20% of the Company's Common Stock by a third party; or
(v) under certain circumstances, a change of a majority of the members of the Company's Board of Directors during any two-year period.

     "Good Reason" is defined in the Severance Agreements as any reduction in compensation, duties, status or benefits or relocation of more than 50 miles of the Company's principal place of business.

     No sums have been paid under any of the Severance Agreements. Should payment of severance compensation be triggered in 1996, the maximum aggregate amount payable pursuant to the Severance Agreements, would be as follows: Mr. Montry approximately $8,539,000 and Mr. Adams approximately $2,605,000. These amounts will change during each calendar year and do not take into account any additional tax or other payments which are indeterminable at this time.

     None of the named executive officers will be entitled to severance pay until a Change in Control has occurred. The officer's right to receive severance pay lapses (i) if he continues to be employed by the Company for a period of two years after the Change in Control; or (ii) on July 19, 1999, unless a Change in Control occurs prior to such date.

     In addition, in the event of a Change in Control, all restrictions will lapse on employee stock options, restricted stock grants, and awards under the 1994 LTIP.

DONALD AGREEMENT

     In 1990, the Compensation Committee approved an employment agreement with Mr. Donald. On December 20, 1995, the Compensation Committee approved certain amendments to Mr. Donald's employment agreement (the employment agreement, as amended is referred to as the "Donald Employment Agreement").

     Term. The term of employment pursuant to the Donald Employment Agreement commenced on January 1, 1990 and continues for a period of six and one-half years. The Donald Employment Agreement renews daily, but in no event will it extend beyond the date Mr. Donald reaches the age of 75, or such earlier date as may be specified in a written notice given by either party to the other and delivered six years and six months prior to such specified date. Mr. Donald may relinquish the office of Chief Executive Officer at any time after July 5, 1996, without terminating his employment under the Donald Employment Agreement.

     Compensation. Prior to December 20, 1995, Mr. Donald's base salary was subject to discretionary increases by the Board of Directors, and Mr. Donald was eligible to receive annual incentive awards at the discretion of the Board of Directors and participate in stock plans the Company maintains for its employees. Effective January 1, 1996, Mr. Donald's base salary was fixed for the term of the Donald Employment Agreement at $1,000,000 annually. In addition, Mr. Donald is eligible to participate in any benefit plans the Company maintains for its employees. Effective December 20, 1995, Mr. Donald was awarded the Executive Option under the 1993 Plan to acquire 2,000,000 shares of the Company's Common Stock (See "Proposal to Increase the Number of Shares of Common Stock Subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan" and "Proposal to Approve Amendments to the DSC Communications
Corporation 1993 Employee Stock Option and Securities Award Plan" on pages   ,
  and   ) and is entitled to participate in the Bonus Plan (See "Proposal to
Adopt the DSC Communications Corporation Annual Incentive Bonus Plan" on pages
  ,   and   ) and the 1994 LTIP (See "Proposal to Amend the DSC Communications
Corporation 1994 Long-Term Incentive Compensation Plan on pages   and   ).

     Termination. If, in the absence of a Change in Control (as defined in the Donald Employment Agreement), Mr. Donald's employment is constructively terminated or terminated without cause, the Company will be required to pay Mr. Donald for each year remaining on the term of the Donald Employment Agreement
(i) his then base salary; (ii) annual incentive awards equal to the average of the three highest annual incentive awards he received during the last ten years of his employment; and (iii) all other benefits that were payable to Mr. Donald at the time of his termination. He will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefit plans in which he was a participant on the date of his termination and to medical benefits for himself and his wife for life and for his children until they reach age 23.

     Change in Control. If, within two years following a Change in Control, Mr. Donald's employment is constructively terminated or terminated without cause, Mr. Donald will be entitled to receive a lump sum cash payment within 30 days following termination, equal to the sum of (i) his then-base salary for each year remaining on the term of the Donald Employment Agreement; (ii) the average of his three highest annual incentive awards received during the last ten years of his employment multiplied by the number of years remaining on the term of the Donald Employment Agreement; (iii) any accrued incentive awards; (iv) the aggregate difference between the option price and the fair market value of the Company's stock subject to the unexercisable options that Mr. Donald holds at the time of termination; and (v) the fair market value of each share of restricted stock not vested held by Mr. Donald at the time of termination. Mr. Donald will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefits for himself and his wife for life and for his children until they reach age 23. Should the severance compensation be triggered in 1996, the maximum amount payable to Mr. Donald under the Donald Employment Agreement would be approximately $18,679,000. This amount will change during each calendar year and does not take into account any additional tax or other payments which are indeterminable at this time.

     Additional Payments. If the Internal Revenue Service determines that any payment made to Mr. Donald pursuant to the Donald Employment Agreement or otherwise constitutes an "Excess Parachute Payment" within the meaning of the Internal Revenue Code, the Company will make a "gross-up" payment in the amount necessary to pay any excise taxes imposed by Section 4999 of the Internal Revenue Code and any income taxes on the payment to him. Any "gross-up" payment made to Mr. Donald would be a non-deductible expense of the Company.

     Disclosure of Confidential Information and Agreement Not to Compete. Under the terms of the Donald Employment Agreement, Mr. Donald may not disclose at any time confidential information about the Company that he acquires during his employment. In addition, he is subject to an agreement not to compete with the Company during the term of his employment and for one year thereafter.

     Income Continuation Plan. Effective January 1, 1990, Mr. Donald and the Company entered into an Income Continuation Plan Agreement (the "Continuation Plan"). The Continuation Plan is administered by the Compensation Committee. The Compensation Committee consists of not less than two outside directors. The Continuation Plan was amended effective December 20, 1995.

     If Mr. Donald terminates his employment with the Company on or after his reaching age 65, he will receive an annual amount equal to 3% of the average of his compensation for the highest three calendar years of his final ten years of employment as the Company's Chief Executive Officer multiplied by the number of years of service (the "Accrued Benefit"); provided, effective as of December 20, 1995, the maximum annual compensation cannot exceed $3,000,000 for purposes of calculating the Accrued Benefit.

     If Mr. Donald terminates his employment with the Company due to disability prior to age 65, he will receive the Accrued Benefit payable at age 65 except that his years of service shall be deemed to continue until age 65; provided, however, that in the event of his death following termination of employment due to disability and prior to reaching age 65, no further benefits shall be paid.

     If Mr. Donald's employment is terminated without cause, other than due to death or disability, the Company will pay Mr. Donald the Accrued Benefit on the date his base salary ceases pursuant to the terms of the Donald Employment Agreement described above provided that Mr. Donald's years of service shall be deemed to continue until his Accrued Benefit becomes payable.

     If Mr. Donald voluntarily terminates his employment other than because of his death or disability or if the Company terminates Mr. Donald for cause, Mr. Donald shall receive the Accrued Benefit on his reaching age 65 or his termination of employment, whichever is later and, provided, further, that in the event of Mr. Donald's death following termination of employment and prior to the date the Accrued Benefit would otherwise be payable, no further sums shall be paid.

     The Accrued Benefit shall be paid in the form of monthly payments for life. However, Mr. Donald may elect to take the Accrued Benefit in the form of an actuarially equivalent ten-year certain and life annuity.

     In the event Mr. Donald dies following the commencement of the monthly benefit payment described above, his surviving spouse shall receive 50% of the monthly amount otherwise payable (the "Survivor Benefit"). If neither Mr. Donald nor his spouse survives for ten years after commencement of the monthly benefits then, upon the latter of the date of death of Mr. Donald or his spouse, the Survivor Benefit shall be paid in equal shares to his children until the latter of (1) the tenth anniversary of the date benefits commenced; or (2) the death of the last surviving child of Mr. Donald. In the event of the death of Mr. Donald prior to his retirement, but after reaching age 65, he shall be deemed to have retired on the day before his death and the Summary Benefit shall be payable.

     The Company has agreed to establish a trust to fund Accrued Benefits payable to Mr. Donald. As of December 31, 1995, no trust fund has been established. At December 31, 1995, the estimated annual Accrued Benefit payable to Mr. Donald under the Income Continuation Plan at normal retirement date would be approximately $849,000. Under the terms of the Income Continuation Plan, the benefits will be adjusted to reflect changes in Mr. Donald's compensation, subject to a $3,000,000 limit on maximum annual compensation.

     Life Insurance. Effective January 1, 1990, the Company and Mr. Donald entered into an agreement pursuant to which the Company will provide Mr. Donald with a $5,000,000 life insurance policy which replaces a previous life insurance policy of $7,000,000. Mr. Donald pays the portion of the premium on the policy that is equal to the amount of economic benefit that would be taxable to him but for such payment. The balance of such premiums is paid by the Company. Dividends attributable to the policy shall be applied to purchase additional insurance. Upon Mr. Donald's death, the Company shall be entitled to receive an amount equal to the cumulative premiums paid by the Company, provided that Mr. Donald's designated beneficiary shall receive not less than $5,000,000.

LONG-TERM INCENTIVE COMPENSATION PLANS

     The DSC Communications Corporation 1990 LTIP provided for the award of up to 600,000 Units ("Units") to individuals participating in the 1990 LTIP. Units awarded under the 1990 LTIP vested over a six-year period beginning January 1, 1990, and ended December 31, 1995. The "Cumulative Unit Value" of a Unit was determined by a formula which established and totaled the Incremental Unit Value for each completed Performance Year. The Incremental Unit Value of the Unit for a Performance Year was determined by formula. The Cumulative Unit Value as of December 31, 1995 was $46.64. The 1990 LTIP terminated on December 31, 1995. As of December 31, 1995, Mr. Donald and Mr. Montry had 400,000 and 60,000 Units, respectively, in the 1990 LTIP. The aggregate amount payable to Mr. Donald and Mr. Montry under the 1990 LTIP upon termination was $13,980,000 and $2,097,000 in cash, respectively, and 126,802 and 19,020, respectively, in Restricted Shares. These Restricted Shares, which vest in equal annual increments over two years, were issued in January 1996.

     The 1994 LTIP contains certain provisions which would allow immediate vesting and payment in cash of all units awarded thereunder upon a Change in Control of the Company (as defined therein). The amount so payable is not presently capable of determination. See "Proposal to Amend the DSC Communications Corporation 1994 Long Term Incentive Compensation Plan" at pages
          and           .

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

     The provisions of the Severance Agreements, the 1993 Plan, 1994 LTIP, and the Donald Employment Agreement may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder may consider to be in that stockholder's best interest, including attempts that might result in a premium over the market price for shares held by stockholders.

                         DIRECTORS CONTINUING IN OFFICE

                                                                                           DIRECTOR
                                                                            AGE AS OF        OF
                                         PRINCIPAL OCCUPATION              FEBRUARY 27,    COMPANY
                                            OR EMPLOYMENT                      1996         SINCE
                              ------------------------------------------   ------------    -------
Frank J. Cummiskey(1).......  Vice Chairman of the Company. Retired Vice        69           1987
                              President of International Business
                              Machines Corporation ("IBM"). Served in a
                              variety of domestic and international
                              executive positions including President
                              and director of IBM Europe, S.A.,
                              President and director of IBM World Trade
                              Europe and Middle East, Africa
                              Corporation, and President of IBM's
                              General Business Group/International.
Raymond J. Dempsey(1).......  Retired; former president and Chief               60           1992
                              Executive Officer of European American
                              Bank; Director of Freuhauf Trailer Corp.
James L. Fischer(1).........  Retired; former Executive Vice President,         68           1989
                              principal financial officer and manager of
                              corporate staff functions of Texas
                              Instruments Incorporated ("TI"). During
                              his 29 years at TI, he held a number of
                              senior management level positions.
Clement M. Brown, Jr.(2)....  Retired; former President of Squibb Europe        75           1981
                              (SEV) S.A.
Sir John Fairclough(2)......  Chairman, Rothschild Venture Ltd. since           65           1992
                              1990; Chief Scientific Adviser, Cabinet
                              Office, U.K. 1986-1990; Director of N.M.
                              Rothschild & Sons (banking); Lucas
                              Industries PLC (aerospace); Oxford
                              Instruments Group PLC (scientific
                              instruments).
Gerald F. Montry(2).........  Senior Vice President and Chief Financial         57           1989
                              Officer of the Company since 1986;
                              Director of InterVoice, Inc. (computer
                              controlled voice automation systems) since
                              1994.

---------------

(1) Term expires in 1997.

(2) Term expires in 1998.

MEETING OF THE BOARD OF DIRECTORS AND COMMITTEE

     During the year ended December 31, 1995, the Board of Directors met five times.

     The Audit Committee, which currently consists of Messrs. Brown, Fischer and Fairclough, (i) annually recommends selection of the Company's independent auditors to the Board of Directors; (ii) meets with the independent auditors concerning the audit; (iii) evaluates non-audit services and financial statements and accounting developments that may affect the Company; and (iv) meets with management concerning matters similar to those discussed with outside auditors. The Audit Committee met four times during the year ended December 31, 1995.

     The Compensation Committee, which currently consists of Messrs. Dempsey and Folsom, (i) determines the remuneration arrangements for senior management; (ii) administers the Company's stock option and stock purchase plans; (iii) reviews and approves new benefit plans or modifications to existing plans; and (iv) makes such reports from time to time to the Board of Directors upon such matters as the committee may deem appropriate or as may be requested by the Board. During the year ended December 31, 1995, the Compensation Committee met seven
times. See "Report of Compensation Committee" on pages      ,
and      .

     The Company does not have a Nominating Committee. Nominations for directors of the Company are considered by the entire Board. Stockholders wishing to recommend a candidate for consideration by the Board can do so in writing to the Secretary of the Company at its corporate offices in Plano, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

     During the year ended December 31, 1995, each member of the Board attended not less than 75% of the aggregate number of (i) board meetings and (ii) meetings of committee of which such person was a member, except that Mr. Brown attended 40% of such aggregate number of meetings.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $1,500 per month and $1,000 for each Board of Directors meeting attended. Members of the Audit and Compensation Committees each receive $800 for each committee meeting attended. The Chairmen of the Audit and Compensation Committees each receive an additional $417 per month.

     The Company has entered into a Management Consulting Agreement with Nolan Consulting, Inc. and James M. Nolan pursuant to which the Company paid Nolan Consulting, Inc. $212,000 for the year ended December 31, 1995. Mr. Nolan is the sole stockholder of Nolan Consulting, Inc. and a member of the Board of Directors of the Company. Additionally, the Company has a consulting agreement with Mr. Brown which pays Mr. Brown $1,000 per month. During the year ended December 31, 1995, Mr. Brown was paid $12,000.

     The Company has entered into a consulting agreement with Frank J. Cummiskey, a member of the Company's Board of Directors, pursuant to which the Company pays Mr. Cummiskey $16,700 per month. He serves as Vice Chairman of the Company's Board of Directors, Chairman of the Company's Long-Range Strategy Committee and Chairman of the Board of a wholly-owned subsidiary of the Company. During the year ended December 31, 1995, Mr. Cummiskey received $200,400 for consulting services.

     The Company has entered into a consulting agreement with Sir John Fairclough, a director of the Company, which provides for the payment of approximately $11,895 per quarter. For the year ended December 31, 1995, Sir John Fairclough earned $47,580 for consulting services.

     Messrs. Brown, Cummiskey and Fairclough are also directors of certain European subsidiaries of the Company. During the year ended December 31, 1995, Mr. Brown received $53,947 and Mr. Cummiskey and Mr. Fairclough were each paid $7,930 in these capacities.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     In 1993 the Board of Directors adopted, and the stockholders approved, the DSC Communications Corporation 1993 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Under the terms of the Directors Plan, on April 26, 1995, Messrs. Brown, Cummiskey, Dempsey, Fairclough, Fischer, Folsom and Nolan each received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price per share of $35.875, the reported closing sale price per share of the Company's Common Stock on that date. Each such option is exercisable for a period of not longer than ten years from the date of grant. Each non-employee Director continuing in office will receive a similar option under similar terms following the Annual Meeting.

                                   LITIGATION

     On January 26, 1994, C.L. Grimes, a stockholder of the Company, filed a derivative suit in Delaware Chancery Court, purportedly on behalf of the Company as the real party in interest and as a stockholder of the Company, seeking a declaration that the Employment Agreement of James L. Donald, his Executive Income Continuation Plan and the 1990 Long-Term Incentive Compensation Plan as it applies to Mr. Donald and all other benefits of Mr. Donald, including previously granted Company stock options, are null and void. The defendants in the suit are Mr. Donald, all current non-employee directors and two former directors of the Company. The Company itself is a nominal defendant. The plaintiff contends that Mr. Donald's employment contract contains an improper delegation of Board of Directors' authority to Mr. Donald and excess payments. The suit also contends that the salary and benefits established for Mr. Donald pursuant to the Donald agreements referred to above and approved by the Company's Board of Directors are excessive and constitute a diversion and waste of corporate assets. The suit seeks an injunction restraining Mr. Donald from exercising any stock options, taking any action to implement any of the Donald agreements, or declaring a constructive termination of his employment and also seeks unspecified damages against the defendants and Grimes' legal fees. On June 1, 1994, the plaintiff filed an amended complaint in which he restated his existing claims and added a new claim contending that the Company's 1994 proxy statement was misleading in its description of the 1994 LTIP. On this new claim, the plaintiff seeks a decree that the 1994 proxy statement insofar as it relates to the 1994 LTIP and the actions taken pursuant to the proxy statement with respect to the 1994 LTIP are null and void and seeks to enjoin the Company from implementing the 1994 LTIP.

     On June 15, 1994, all defendants filed motions to dismiss all of the plaintiff's claims, with the exception of the claim relating to the Company's 1994 proxy statement. On January 11, 1995, the Delaware Chancery Court granted defendants' motions to dismiss. The plaintiff later filed a motion seeking entry of a final judgment of dismissal so that he would be free to pursue an immediate appeal of the Court's decision. In response, the Court directed entry of a final judgment and certified the dismissed claims for appellate review. On March 6, 1995, the plaintiff filed an appeal of the dismissed claims to the Delaware Supreme Court. All parties have filed appellate briefs and oral argument has been conducted by the court. A ruling is expected by the court within the next several months.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 27, 1996, (except as otherwise indicated) by (a) each director and named executive officer of the Company; (b) all current executive officers and directors of the Company as a group; and (c) each person known to the Company who is a beneficial holder of more than five percent of the shares of its Common Stock.

                                                           AMOUNT AND NATURE OF           PERCENT OF
                NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)          CLASS(2)
--------------------------------------------------------  -----------------------         ----------
AXA Assurance I.A.R.D. Mutuelle(3)......................         6,681,508                        %
  101-100 Terrasse Boieldiev
  92042 Paris La Defense, France
FMR Corp.(4)............................................         7,961,919                        %
  82 Devonshire Street
  Boston, MA 02109-3614
Allen R. Adams..........................................                                     *
Michael R. Bernique(5)..................................                                     *
Clement M. Brown, Jr....................................                                     *
Frank J. Cummiskey......................................                                     *
Raymond J. Dempsey......................................                                     *
James L. Donald.........................................                                          %
Daryl J. Eigen(5).......................................                                     *
Sir John Fairclough.....................................                                     *
James L. Fischer........................................                                     *
Robert S. Folsom(6).....................................                                     *
Gerald F. Montry........................................                                     *
James M. Nolan(7).......................................                                     *
Hensley E. West(5)......................................                                     *
All directors and current executive officers as a group
  (     persons)........................................                                          %

---------------

 *  Ownership of less than 1% of the outstanding Common Stock.

(1) Each individual, unless otherwise noted, has sole voting and investment power with respect to all shares owned by such individual. Includes shares that a person has a right to acquire if such right is exercisable within 60
    days as follows: Allen R. Adams,      shares; Michael R. Bernique,
    shares; Clement M. Brown, Jr.,      shares; Frank J. Cummiskey,      shares;
    Raymond J. Dempsey,      shares; James L. Donald,      shares; Daryl J.
    Eigen,      shares; Sir John Fairclough,      shares; James L. Fischer,
         shares; Robert S. Folsom,      shares; Gerald F. Montry,      shares;
    James M. Nolan,      shares; Hensley E. West,      shares; and all
    directors and current executive officers as a group (    persons),
    shares.

(2) Based upon 115,852,134 shares of Common Stock outstanding as of February 27, 1996, plus any shares of Common Stock under options of the particular director, executive officer or stockholder, or, in the case of all directors and current executive officers as a group, under options of all directors and current executive officers as a group.

(3) Based upon Schedule 13G dated February 14, 1996 filed with the Securities and Exchange Commission. At December 31, 1995, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, and AXA, as a group, had sole voting power for 6,182,538 shares, shared voting power for 34,900 shares, sole dispositive power for 6,652,498 shares, and shared dispositive power for 29,010 shares. The Equitable Companies Incorporated, also a member of the above group, had sole voting power for 6,156,038 shares, shared voting power for 34,900 shares, sole dispositive power for 6,625,998 shares, and shared dispositive power for 34,900 shares. Other members of the above group were Alliance Capital Management, L.P., Donaldson, Lufkin & Jenrette Securities Corporation, and The Equitable Life Assurance Society of the United States, each of which is a subsidiary of The Equitable Companies Incorporated.

(4) Based upon Schedule 13G dated January 10, 1996, filed with the Securities and Exchange Commission. At December 31, 1995, FMR Corp. had sole voting power for 765,412 shares and sole dispositive power for 7,961,919 shares.

(5) Mr. Bernique was no longer serving as an executive officer of the Company effective as of November 8, 1995. Subsequent to December 31, 1995, Mr. West and Mr. Eigen were no longer serving as executive officers of the Company.

(6) Includes 4,000 shares held by Mr. Folsom's spouse.

(7) Includes 70,000 shares held by Mr. Nolan's spouse.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC Regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with. It is the practice of the Company to attend to the filing of Section 16(a) forms on behalf of the officers of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company selected the firm of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 1996. A representative of Ernst & Young LLP is expected to attend the Annual Meeting with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder of the Company desiring to present a proposal for action at the Annual Meeting of Stockholders to be held in 1997 must deliver the proposal to the executive offices of the Company no later than December 1, 1996, unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in the Company's Proxy Statement.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is not present or represented by proxy, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

     Abstentions from voting will not affect the outcome with respect to the election of directors and will have the same effect as a vote against the proposals to approve the increase in the number of shares of Common Stock subject to the 1993 Plan, the amendments to the 1993 Plan, the amendment to the 1994 LTIP, and the adoption of the Bonus Plan. Because broker non-votes are not considered "shares present" with respect to a matter requiring the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting, broker non-votes will not affect the outcome with respect to the election of directors, the increase in the shares under the 1993 Plan, the approval of proposed plan amendments, or the adoption of the Bonus Plan.

                      ACTIONS TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting and any adjournment thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters:

        (1) For election of management's three Class III Directors to serve until 1999.

        (2) For approval of the proposal to increase the number of shares of Common Stock subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan.

        (3) For approval of the amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan.

        (4) For approval of the amendment to the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

        (5) For approval of the DSC Communications Corporation Annual Incentive Bonus Plan.

     Each of the nominees for election as directors has agreed to serve if elected. The Company knows of no reason why any of the nominees for election as directors would be unable to serve. Should any or all of the nominees be unable to serve, all proxies returned to the Company will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

     The Company knows of no other matters, other than those stated above, to be presented for consideration at the Annual Meeting. If, however, other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                               PROXY SOLICITATION

     The expense of the solicitation of proxies will be borne by the Company. Solicitation of proxies may be in person or by mail, telephone or telegraph by directors, current executive officers and regular employees of the Company. The Company will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the forwarding expense. The Company has retained the services of Kissel-Blake, Inc., 25 Broadway, New York, New York 10004 to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of the
professional solicitation will be approximately $          plus out-of-pocket
expenses.

                              REVOCATION OF PROXY

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation; (b) by voting in person at the Annual Meeting; or (c) by executing and delivering to the Company a later dated proxy.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), which is composed of two outside directors within the meaning of Section 162(m)
of the Internal Revenue Code (see page      ), develops and oversees the
Company's executive compensation strategy. The strategy is implemented through policies and programs designed to support the achievement of the Company's business objectives and the enhancement of stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation and has retained an independent compensation consulting firm to assist in assessing executive compensation policies and programs. The Committee reviewed the consultant's 1995 study which confirmed the stated compensation strategy. The Committee met seven times during 1995.

     The Committee's executive compensation policies and programs support the following objectives:

        - To reinforce management's concern for enhancing stockholder value.

        - To align management's compensation with the annual and long-term performance of the Company.

        - To provide competitive compensation opportunities for exceptional performance.

     The basic elements of the Company's executive compensation strategy are:

BASE SALARY

     The Committee annually reviews each executive's base salary. In determining salary adjustments, the Committee considers the Company's growth in earnings and revenues and the executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's time in position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The expected level of pay for each position is established at between the 50th and 75th percentile of comparable positions of the companies included in the executive compensation surveys in which the Company participates. These surveys included companies with which the Company competes for senior-level executives and, in several instances, included 40 of the 53 companies listed in the S&P(R) High Tech Composite Group, which the Company uses
in the Five-Year Performance Comparison graph on page      . The Committee
exercises its discretionary judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The Committee decided upon the 1995 salary changes for executive officers after reviewing each officer's duties and performance level for the previous year and considering the Chief Executive Officer's recommendations.

ANNUAL INCENTIVE COMPENSATION

     At the beginning of each year, the Committee establishes performance goals for the Company for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals with respect to quality, product development and manufacturing. Additionally, at the beginning of each year, the Committee establishes incentive award "guidelines" for each executive. In the belief that the executive officers are responsible for the overall financial performance of the Company, the Committee tied their "guideline" incentive awards to targeted earnings per share. At the end of the year, the Committee (1) determines each executive officer's "guideline" incentive award based upon the level of achievement of the pre-established guidelines and (2) makes discretionary adjustments the amount based upon its own review of the performance of the executive, taking into consideration the individual's responsibilities and the Committee's pre-established goals, as well as, in the case of executives other than the CEO, the recommendations of the CEO. Effective January 1, 1996, the Compensation Committee adopted and the Board of Directors ratified the Bonus Plan and the performance goals established therein, subject to stockholder approval. The Bonus Plan is designed to provide annual bonus compensation to the Company's CEO. See "Proposal to Approve the DSC
Communications Corporation Annual Incentive Bonus Plan" on page   and   .

LONG-TERM INCENTIVE COMPENSATION



     The Company's long-term incentive compensation consists of the Company stock option plans and the 1990 and 1994 Long-Term Incentive Compensation Plans.



     The Committee views the granting of stock option, restricted stock and long-term incentive compensation awards as a significant method of aligning management's long-term interests with those of the stockholders. The Committee determines awards to executives based on its discretionary judgment and evaluation of criteria that include responsibilities, compensation, past and expected contributions to the achievement of the Company's long-term performance goals, and current competitive practice as indicated by the compensation surveys in which the Company participates. When making awards, the Committee generally does not consider prior stock option, restricted stock and long-term incentive compensation awards. Stock option, restricted stock and long-term incentive compensation awards are designed to focus executives on the long-term performance of the Company by enabling executives to share in any increases in value of the Company's stock. The stock option exercise price is the closing price of the Company's Common Stock on the date of grant. Restricted stock grants are used selectively to attract and retain executives and to recognize outstanding performance.



     The Committee encourages executives, individually and collectively, to maintain a long-term ownership position in the Company's stock. The Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between the Company's executives and its stockholders.



COMPENSATION OF THE CHIEF EXECUTIVE OFFICER



     Mr. James L. Donald is Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee considered the Company's excellent record in all aspects of its business in its annual review of Mr. Donald's performance during 1995. The Committee has adopted the compensation program described below in recognition of Mr. Donald's exceptional abilities, experience and vision, his dedication to the Company and its stockholders and the respect he commands in the industry.


     The Committee took note of the fact that the Company's 1995 revenue of over $1.4 billion and earnings of $193 million grew to record levels, with increases over 1994 of 42 percent and 18 percent, respectively; and backlog grew 14 percent to over $680 million. Additionally, the Company's return on average equity in 1995 was 20 percent.


     The Company's financial condition continues to improve. Cash and marketable securities were $569 million. Stockholders' equity grew 32 percent to $1,124 million and debt as a percentage of stockholders' equity was 29 percent at the end of 1995.



     At the end of 1995, the Company was well positioned from a product portfolio perspective. The Company has a positive acceptance of its products and has in place stringent cost controls. Additionally, the Company continues very active programs in quality improvement, cycle time reduction and introduction of new telecommunications services and applications.



     Prior to 1996, under the Donald Employment Agreement, Mr. Donald's base salary was subject to discretionary increases by the Board of Directors and he was eligible to receive annual incentive awards at the discretion of the Board of Directors and to participate in stock plans that the Company maintains for its employees. Effective January 1, 1996, for the remainder of the term of the Donald Employment Agreement, Mr. Donald has waived discretionary salary increases and eligibility for annual awards under the management incentive award plan, in which other eligible executives participate. See "Executive Compensation -- Donald Agreement."



     The most significant components of Mr. Donald's compensation continue to be based on the results he achieves in increasing the earnings of the Company and enhancing stockholder value. Such compensation is in the form of stock options, incentive compensation, and long-term incentives, as set forth herein. In addition, Mr. Donald is eligible to participate in any benefit plans that the Company maintains for its employees. On December 20, 1995, Mr. Donald was granted an option under the 1993 Plan to acquire 2,000,000 shares of the

Company's Common Stock (See "Proposal to Increase the Number of Shares of Common Stock Subject to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan" and "Proposal to Approve Amendments to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan"). Effective January 1, 1996, he is entitled to participate in the Bonus Plan (See "Proposal to Adopt the DSC Communications Corporation Annual Incentive Bonus Plan"). Also, effective January 1, 1996, Mr. Donald was awarded 140,000 Units under the 1994 LTIP (See "Proposal to Amend the DSC Communications Corporation 1994 Long Term Incentive Compensation Plan").

POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Internal Revenue Code, adopted in 1993, provides that public companies may not deduct in any year compensation in excess of $1 million paid to any of the individuals named in the Summary Compensation Table that is not "performance-based," as defined in Section 162(m).

     The Committee believes that there are circumstances in which the Company's interests are best served by providing compensation that is not fully deductible under Section 162(m). The Committee reserves the ability to exercise discretion to authorize compensation that may not be deductible, in whole or in part, under
Section 162(m).

     With regard to Mr. Donald, the Company's paramount concern is to retain and appropriately reward the best qualified CEO for the Company. Also, the Committee believes that its ability to exercise discretion under the Company's compensation plans outweighs the desirability of qualifying these plans under
Section 162(m) and outweighs the limited effect of the loss of deductibility.

                                            COMPENSATION COMMITTEE
                                            RAYMOND J. DEMPSEY, Chairman
                                            ROBERT S. FOLSOM

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either act.

                            OUTSTANDING COMMON STOCK

     The only outstanding voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. At February 27, 1996, there were outstanding and entitled to vote 115,852,134 shares of its Common Stock. Only stockholders of record at the close of business on February 27, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                            By Order of the Board of Directors

                                            GEORGE B. BRUNT
                                            Vice President, Secretary and
                                            General Counsel

Plano, Texas
March   , 1996

                                                                       EXHIBIT A

                         DSC COMMUNICATIONS CORPORATION

              1993 EMPLOYEE STOCK OPTION AND SECURITIES AWARD PLAN

                                   ARTICLE I

                                    Purpose

     The purpose of the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan (the "Plan") is to provide favorable opportunities for certain selected key employees of DSC Communications Corporation to purchase or receive shares of common stock or other securities of DSC Communications Corporation or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of DSC Communications Corporation, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of DSC Communications Corporation to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

                                   ARTICLE II

                                  DEFINITIONS

     The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

          2.1  Board: The Board of Directors of DSC Communications Corporation.

          2.2 Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          2.3 Committee: The DSC Communications Corporation Compensation Committee.

          2.4  Common Stock: The common stock of DSC Communications Corporation.

          2.5 Company: DSC Communications Corporation and any of its subsidiaries.

          2.6  Employer: The corporation that employs the employee or optionee.

          2.7 Fair Market Value: The closing price of the Common Stock on the NASDAQ National Market System.

          2.8 ISO: An incentive stock option within the meaning of Section 422 of the Code.

          2.9  Non-ISO: A stock option that is not an ISO.

          2.10  Option: A stock option granted under the Plan.

          2.11 Option Price: The purchase price of a share of Common Stock under an Option.

          2.12 Optionee: An employee of the Company who has been granted one or more Options.

          2.13  Outside Directors: Outside directors within the meaning of
     Section 162(m) of the Code.

          2.14 Parent Corporation: A parent corporation, as defined in Section 424(e) of the Code.

          2.15 Participant: An employee of the Company who has been granted one or more Securities Awards.

          2.16 Plan: The DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan.

          2.17 Restricted Period: A period beginning on the date the Option or Securities Award is granted and ending on a date determined by the Committee.

          2.18 Restricted Stock: Common Stock subject to the restrictions described in Section 6.12 of the Plan, so long as such restrictions are in effect.

          2.19 Securities Award: An award of Common Stock or other securities of the Company granted pursuant to Article VII of the Plan.

          2.20 Stock Appreciation Right: A stock appreciation right as defined in Section 6.7 of the Plan.

          2.21 Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

          2.22 Termination Date: A date fixed by the Committee but, in the case of an Option intended to be an ISO, not later than the day preceding the tenth anniversary of the date on which the Option is granted.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options and Securities Awards, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities which it believes reasonable and proper.

     3.2 The Committee shall consist of not less than two members of the Board, all of whom shall be Outside Directors. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

     3.3 Subject to the provisions of the Plan, the Committee shall, in its discretion, determine which employees of the Company shall be granted Options and Securities Awards, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, whether Options shall be ISOs, and the terms and conditions including vesting provisions, if any, of the Options and Securities Awards.

     3.4 The Committee in its sole discretion may at any time, with the consent of the Optionee, modify or amend any outstanding Option except as to the Option Price or as to any modification that would cause an Option intended to be granted as an ISO to fail to qualify as an ISO.

     3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

     4.1 The number of shares of Common Stock available for grants of Options and Securities Awards under the Plan is as follows: two million shares reserved for issuance upon establishment of the Plan in 1993 (adjusted to four million shares in accordance with Article VIII of the Plan in 1994 to reflect a two-for-one split of Common Stock) increased in 1996 by six million shares, for a total of ten million shares, subject to adjustment in accordance with Article VIII of the Plan. These shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof or Security Award shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option or Securities Award shall be available for future grants of Options and Securities Awards. A Stock Appreciation Right exercised pursuant to Section 6.7 of the Plan shall be treated, for the purposes of this Article IV, as though the Option, or portion thereof to which the Stock Appreciation Right is attached, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options or Securities Awards. The maximum number of Options or Securities Awards that may be granted to any single individual under the Plan during any three-year period shall be three million.

                                   ARTICLE V

                                  ELIGIBILITY

     5.1 Options and Securities Awards may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Members of the Board who are not employees of the Company shall not be eligible for Option grants or Securities Awards.

                                   ARTICLE VI

                                TERMS OF OPTIONS

     6.1 Option Agreements. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that are intended to be granted as ISOs and that comply with the requirements for an ISO set forth in Section 422 of the Code shall be designated ISOs and all other Options shall be designated Non-ISOs.

     6.2 Option Price. The Option Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

     6.3 Period of Exercise. The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

     6.4 Special Rules Regarding ISOs Granted to Certain Employees. Notwithstanding any contrary provisions of Sections 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

     6.5 Manner of Exercise and Payment. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The Committee may require that an Option be exercised only with respect to a multiple number of shares so as to avoid (to the extent practicable) the issuance of fractional shares upon the termination of the Restricted Period with respect to shares of Restricted Stock, and any such requirement need not be stated in the Option agreement. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

          (a) by certified check, bank draft or money order payable to the order of the Company;

          (b) with approval of the Committee, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price; or

          (c) by any combination of the above methods of payment.

     In addition, the Committee may designate certain Optionees who may, upon their request, borrow from the Company up to 100% of the option price (less the aggregated par value of shares purchased, which shall be paid in cash); provided, however, that the terms of any such loans (which terms shall be fixed by the

Committee) shall be on such terms as the Committee determines (i) do not materially increase the benefits accruing to Optionees under the Plan; (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements of eligibility to participate in the Plan within the meaning of Rule 16(b) promulgated under the Securities Exchange Act of 1934, as amended. An Optionee's right to request a loan to pay the exercise price may be established or terminated by the Committee any time by written notice to such Optionee.

     The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

     6.6 Withholding Taxes. The Company may, in its discretion, require an Optionee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of shares of Common Stock acquired pursuant thereto. At such time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Common Stock, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow applied toward the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Common Stock, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward the Company's withholding obligation, any shares of Common Stock held in escrow and not, in the judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

     6.7 Stock Appreciation Rights. At or after the grant of an Option, the Committee, in its discretion, may grant the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, in lieu of exercise of an Option or any portion thereof, shares of Common Stock having a Fair Market Value on the date of exercise equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price. The Committee may require that a Stock Appreciation Right be exercised only so as to entitle the Optionee to receipt of a multiple number of shares of Common Stock so as to avoid (to the extent practicable) the issuance of fractional shares upon the termination of the Restricted Period with respect to Restricted Stock, and any such requirement need not be stated in the Option agreement.

     6.8 Transferability of Options. The Committee, in its sole discretion, may permit transfer of any Option other than an ISO to a member of the Optionee's family or to a trust or partnership whose beneficiaries are members of the Optionee's family.

     6.9  Cessation of Employment-of Optionee.

     (a) Cessation of Employment other than by Reason of Death or Retirement After Age 55. If an Optionee ceases to be employed by the Company other than by reason of death or retirement after reaching age 55, the Committee may in its sole discretion extend the Termination Date specified in any Option to the extent not previously exercised; provided, however, that (i) in the event that employment of the Optionee is terminated for dishonesty or other acts detrimental to the interest of the Company or for any breach by the Optionee of any employment contract with the Company or (ii) if after termination, the Optionee commits acts that the Committee determines to be detrimental to the interests of the Company, then any unexercised Options held by the Optionee shall be null and void after such termination occurs or such determination is made.

     (b) Cessation of Employment by Reason of Death. In the event of death of the Optionee while employed by the Company, an Option may be exercised, at any time or from time to time prior to the Termination Date, by the person or persons (including any trust or partnership) to whom the Optionee's rights under such Option shall have passed. Unless otherwise specified by the Committee, each such Option shall be exercisable in full without restriction. Any person or persons to whom an Optionee's rights under an Option have passed by will, by applicable laws of descent and distribution or by authorized transfer shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

     (c) Retirement. In the event the Optionee, after reaching age 55, elects to retire from the Company, the period of time during which the Optionee may exercise his option extends to the earlier of (i) the Termination Date specified in the Option or (ii) the fifth anniversary of the effective date of the Optionee's retirement. Each Option held by any Optionee who retires after reaching age 55 shall be exercisable in full without restriction.

     6.10 Acceleration of Options. Notwithstanding any other provision of this Plan, if an offer (other than an offer by the Company) to purchase or otherwise acquire Common Stock for cash, securities of another corporation or some combination thereof results in the purchase or acquisition by the offeror of at least 40% of the outstanding Common Stock, the date on which all Options (and any Stock Appreciation Rights relating thereto), or any portion thereof not then exercisable, may be exercised shall be advanced, and all Stock Options shall be immediately exercisable in full.

     6.11 Notification of Sales of Common Stock. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the shares were acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

     6.12 Restrictions Upon Shares of Common Stock Acquired Upon Exercise of an Option.

     (a) Provisions Concerning Restricted Stock. An Option may provide, in the discretion of the Committee, that all or a portion of the Common Stock to be received by the Optionee upon exercise of an Option (including exercise of a Stock Appreciation Right) shall be Restricted Stock. None of the shares of Common Stock acquired by the Optionee upon the exercise of an Option shall be Restricted Stock unless the Option agreement expressly provides that all or a portion of such shares shall be shares of Restricted Stock and the Restricted Period with respect to such shares is stated in the Option agreement. The Committee may establish different Restricted Periods with respect to different shares of Common Stock acquired pursuant to an Option. The Committee may also accelerate the dates at which the Restricted Period ends or otherwise waive or modify the restrictions on Restricted Stock with the consent of the Optionee before or after an Option is exercised. In the event that an offer to purchase or acquire Common Stock described in Section 6.10 of the Plan results in the purchase or acquisition by the offeror of at least 40% of the outstanding Common Stock, all restrictions with respect to Restricted Stock shall terminate. Notwithstanding the provisions of any Option agreement, Common Stock delivered to an estate, heir or beneficiary of an Optionee pursuant to the exercise of an Option after the Optionee's death shall not be Restricted Stock.

     (b) Restrictions on Transferability. During the Restricted Period, shares of Restricted Stock may not be sold, assigned or transferred, except as provided herein. Except for such restrictions, the Optionee, as owner of such shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares and the right to vote such shares.

     Subject to the provisions of Section 6.6 of the Plan, Restricted Stock may be placed in escrow pursuant to Section 6.6 of the Plan, or be transferred to the Company in satisfaction of the Company's obligation to withhold taxes pursuant to Section 6.6 of the Plan, and any restrictions with respect to shares transferred in satisfaction of such obligation shall terminate. Each certificate issued in respect of shares of Restricted Stock acquired pursuant to the exercise of an Option shall be registered in the name of the Optionee, and if so requested by the Committee at the time of exercise, shall be deposited by him with the Company together with a stock power endorsed in blank and shall bear the following or similar legend:

          "The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled "DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan", which grants to the Corporation an option to purchase such shares in certain instances. A copy of such Plan is on file at the principal office of the Corporation."

     At the end of the Restricted Period, or when the restrictions have otherwise terminated with respect to one or more shares of Restricted Stock, the Company shall deliver to the Optionee (or his legal representative, beneficiary or heir) one share of Common Stock without the legend referred to herein for each such share of Restricted Stock deposited with it by the Optionee.

     (c) Company's Right to Repurchase or Reacquire Restricted Shares upon Cessation of Employment. If an Optionee ceases to be an employee of the Company during the Restricted Period for any reason other than death, disability or retirement, the Company shall have the right, with respect to Options exercised other than pursuant to a Stock Appreciation Right, to purchase all or a portion of any shares of Restricted Stock acquired pursuant to the exercise of any Option, at the price paid therefor by the Optionee. With respect to shares of Restricted Stock acquired pursuant to the exercise of a Stock Appreciation Right, the Company shall have the right to reacquire such shares without the payment of any consideration. The Company may exercise its right to purchase or reacquire the Restricted Stock within ninety days after the date on which the Optionee ceases to be employed by the Company. The Company shall exercise its right by giving notice to the Optionee in writing of such exercise. With respect to shares of Restricted Stock acquired by an Optionee other than pursuant to a Stock Appreciation Right, the Company shall pay in cash the purchase price for shares of Restricted Stock within five days after exercising such right. If the Company does not exercise its right to purchase or reacquire shares of Restricted Stock, upon expiration of the period for exercise of such right the Company shall deliver to the Optionee (or the Optionee's legal representative, beneficiary, heir or authorized transferee) one share of Common Stock without the legend referred to herein for each share of Restricted Stock deposited with it by the Optionee.

     6.13 Limitation of ISOs. The aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which an ISO is exercisable for the first time by an Optionee during any calendar year (under all plans of the Employer and its Parent Corporation and Subsidiaries) shall not exceed $100,000.

                                  ARTICLE VII

                           TERMS OF SECURITIES AWARDS

     7.1 Securities Awards shall consist of awards of Common Stock, of other shares of capital stock or of other securities of the Company, which awards may be absolute or contingent upon continuation of employment or achievement of one or more performance targets, may provide for payment by the Participant of cash or deferred consideration that is less than the fair market value of such securities or for no such consideration, and may provide for repurchase of such securities by the Company in specified circumstances, all on such terms and subject to such conditions as may be determined by the Committee in its discretion. Securities Awards may be payable in part on the date of the award thereof, as determined from time to time by the Committee in its discretion. A Securities Award that consists of Common Stock shall be subject to the provisions of Section 6.12(a) [other than the last sentence thereof], (b) and
(c) of the Plan by substituting for the terms "Option", "Optionee" and "exercise" the terms "Securities Awards", "Participant" and "grant" wherever the context requires.

     7.2 The Committee may establish Performance Goals for Securities Awards in writing and the vesting of such Shares shall be contingent upon the attainment of such Performance Goals. Such Performance Goals shall be based upon one or more of the following business criteria: (a) income before federal taxes and net expense; (b) working capital generally defined to include receivables, inventories and current liabilities, measured in either absolute dollars or relative to sales; and/or (c) earnings growth, revenues, expenses, stock prices, net operating profits after taxes, market share, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, or improvement of financial ratings. The Committee shall fix such Performance Goals for each Securities Award within the time required for qualification under Section 162(m) of the Code and shall certify the attainment of such goals.

                                  ARTICLE VIII

                                  ADJUSTMENTS

     8.1 If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately; or (d) increase the maximum number of Options or Securities Awards that may be granted to any single individual under the Plan during any three-year period. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                   ARTICLE IX

                       AMENDMENT AND TERMINATION OF PLAN

     9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate; provided, however, that no such amendment shall be made, which would, without approval of the stockholders:

          (a) materially modify the eligibility requirements for receiving Options or Securities Awards;

          (b) increase the total number of shares of Common Stock which may be issued pursuant to Options or Securities Awards, except as is provided for in accordance with Article VIII of the Plan;

          (c) reduce the minimum Option Price;

          (d) extend the period of granting Options or Securities Awards; or

          (e) materially increase in any other way the benefits accruing to Optionees or Participants.

     9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's or Participant's consent, alter or impair any of the rights or obligations under any Option or Securities Award theretofore granted to an Optionee or Participant under the Plan.

     9.3 The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

                                   ARTICLE X

                        GOVERNMENT AND OTHER REGULATIONS

     10.1 The obligation of the Company to issue, or transfer and deliver shares for Options exercised under the Plan or to transfer and deliver shares or other securities pursuant to Securities Awards shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock is traded.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     11.1 Plan Does Not Confer Employment or Stockholder Rights. The right of the Company to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's or Participant's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee or Participant, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares have been issued upon the exercise of each Option.

     11.2 Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

     11.3 Use of Exercise Proceeds. Payments received from Optionees upon exercise of Options and any payments received in respect of Securities Awards shall be used for the general corporate purposes of the Company, except that any Common Stock received in payment may be retired, or retained as treasury stock and reissued.

     11.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under in connection with the plan or any Option or Securities Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and any opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

     11.5 Remedies and Venue. The Company shall be entitled to recover from an Optionee or Participant reasonable attorney's fees incurred in connection with the enforcement of the terms and provisions of the Plan whether by an action to enforce specific performance or for damages for its breach or otherwise. The Company shall be entitled to enforce the terms and provisions of the Plan, including the remedy of specific performance, in Collin County, Texas.

                                  ARTICLE XII

                    STOCKHOLDER APPROVAL AND EFFECTIVE DATE

     12.1 The Plan shall become effective when it is adopted by the Board. However if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the stockholders of DSC Communications Corporation by the holders of a majority of the shares of DSC Communications Corporation represented and entitled to vote at such meeting, the Plan and all Options and Securities Awards shall terminate at the time of that meeting of stockholders. Options and Securities Awards may not be granted under the Plan after December 31, 2002.

                                                                       EXHIBIT B

                         DSC COMMUNICATIONS CORPORATION
                          ANNUAL INCENTIVE BONUS PLAN

                         I. ESTABLISHMENT AND PURCHASE

     1.1 Establishment of the Plan. DSC Communications Corporation (the "Company") hereby establishes the DSC COMMUNICATIONS CORPORATION ANNUAL INCENTIVE BONUS PLAN (the "Plan"). The Plan provides for payment to the Chief Executive Officer of the Company of an annual incentive bonus based on the achievement of preestablished performance goals. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of January 1, 1996.

     1.2 Purpose. The purpose of the Plan is to recognize the significant contributions of the Chief Executive Officer to the growth, profitability and success of the Company by rewarding him for the achievement of preestablished annual performance goals. It is intended that any incentive bonus payable under the Plan shall be deductible by the Company in accordance with Section 162(m) of the Internal Revenue Code as amended (the "Code").

                                II. DEFINITIONS

     2.1  Board. The Board of Directors of the Company.

     2.2 Committee. The Compensation Committee of the Board, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     2.3 Earnings. For any Fiscal Year, the consolidated income of the Company and its subsidiaries from continuing operations before income taxes, determined in accordance with generally accepted accounting principles, as reported in the Company's audited consolidated financial statements for that Fiscal Year, adjusted to exclude any item of nonrecurring gain or loss in excess of $2.5 million.

     2.4 Fiscal Year. The fiscal year of the Company, which is the calendar year.

     2.5 Incentive Bonus. The amount determined by the Committee to have been earned by the Participant for each Fiscal Year, as provided in Section 5.1 below.

     2.6  Participant. The Chief Executive Officer of the Company.

     2.7 Performance Goals. The performance measures established for purposes of the Plan, as provided in Section 4.1 below.

                              III. ADMINISTRATION

     3.1 Authority of the Committee. The Plan shall be administered by the Committee, which shall have exclusive authority to certify achievement of the Performance Goals; interpret the Plan; amend the Plan, subject to stockholder approval to the extent required by applicable law; and adopt such rules and procedures for the Plan's administration as the Committee may from time to time deem necessary or proper. The Committee shall have discretion to make partial payment of the anticipated amount of any Incentive Bonus before determination of the final amount in accordance with Section 5.1 below.

     3.2 Decisions Binding. All determinations and decisions by the Committee in the exercise of its authority under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     3.3 Liability. In administering the Plan neither the Committee, the Board, any member of either, the Company nor any of its officers or employees shall be liable of any acts of omission or commission except for its or his or her own willful and intentional wrongdoing.

                             IV. PERFORMANCE GOALS

     4.1 Preestablished Performance Goals. The pre-established Performance Goals for each Fiscal Year, and related reward for the Participant, shall be based on Earnings for the Fiscal Year, as follows:

          EARNINGS FOR THE FISCAL YEAR                    PARTICIPANT'S REWARD
    -----------------------------------------   -----------------------------------------
               Up to $250 million                                 Zero
            Above $250 million, up to                .75% of Earnings in this range
                  $450 million                                    plus
            Above $451 million, up to                .50% of Earnings in this range
                  $650 million                                    plus
            Above $651 million, up to                .25% of Earnings in this range
                  $950 million                                    plus
               Above $950 million                  .10% of Earnings above $950 billion

     4.2 Certification. As soon as practicable following verification by the Company's independent public accountants of the Company's financial results for any Fiscal Year, the Committee shall certify the extent to which the Performance Goals were achieved in respect of that Fiscal Year.

                V. DETERMINATION AND PAYMENT OF INCENTIVE BONUS

     5.1 Determination of Amount. As soon as practicable following certification by the Committee of the extent of the achievement of the Performance Goals for the Fiscal Year, the Committee shall compute the Participant's Incentive Bonus for the Fiscal Year consistent with Section 4.1 above.

     5.2 Form and Time of Payment. Subject to the Committee's exercise of discretion under Section 3.1 above, the Incentive Bonus for any Fiscal Year shall be paid to the Participant in a cash lump sum as soon as practicable following the Committee's determination of the amount.

     5.3 Termination of Employment. No Incentive Bonus shall be paid for any Fiscal Year unless the Participant is an employee of the Company at the end of that Fiscal Year; provided, however, that if his employment terminates during a Fiscal Year by reason of (a) death, (b) disability, (c) retirement or (d) otherwise, as defined by the Committee, the Participant (or his beneficiary) shall receive, in a single cash payment, his Incentive Bonus for that Fiscal Year, prorated to the date of termination of employment.

     5.4 Unfunded Plan. Incentive Bonuses shall be paid from the general assets of the Company, and no fund or trust shall be deemed to have been established under the Plan. Until payment of any Incentive Bonus that has been earned, the Participant shall be a general creditor of the Company.

                               VI. MISCELLANEOUS

     6.1 Nonassignability. Except in the event of death, the rights and interest of the Participant under the Plan may not be assigned, encumbered or transferred. No employee or other person shall have any claim or right to receive benefits under the Plan except as provided in the Plan.

     6.2 Withholding. The Company shall have the right to deduct from the payment of any Incentive Bonus any taxes required by law to be withheld with respect to such payment.

     6.3 Designation of Beneficiary. The Participant shall designate, in a manner prescribed by the Committee, a beneficiary to receive any payment due under the Plan in the event of his death. If no designated beneficiary survives the Participant, the beneficiary shall be his surviving spouse or, if none, his estate.

     6.4 Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

                                   APPENDIX A

                         DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

                                       I.

                              PURPOSE OF THE PLAN

    The 1994 Long-Term Incentive Compensation Plan is intended to promote the financial interests of DSC Communications Corporation (the "Company") and its stockholders by (i) helping the Company to retain the services of the participants and (ii) stimulating the efforts of the participants on behalf of the Company by giving them a direct interest in the performance of the Company, and by giving suitable recognition to their services to the Company.

                                      II.

                                  DEFINITIONS

    2.1 AWARD CERTIFICATE: Any written instrument or document evidencing the award of Units under the Plan to a Participant.

    2.2 BASE YEAR EPS: Earnings Per Share for the calendar year ended December 31, 1993, which is $2.05, or in the case of an employee who becomes a Participant subsequent to the Effective Date, Earnings Per Share for the calendar year ended December 31 immediately prior to the January 1 as of which his participation commences.

    2.3  BOARD:  The Board of Directors of the Company.

    2.4  CHANGE IN CONTROL:  shall mean:

        (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
    Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding-voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (b) any acquisition by the Company (excluding any acquisition by any successor of the Company),
    (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of subsection (iii) of this Section 2.4 are satisfied; or

        (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then constituting the Incumbent Board shall be considered as though such individual were a
    member of the Incumbent  Board, but   excluding,  for  this  purpose,  any
    such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii)  approval by the  stockholders of the  Company of a
    reorganization, merger  or   consolidation,   in   each   case,   unless,
    following   such reorganization,  merger or consolidation, (a)  more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities
    immediately   prior   to   such   reorganization,   merger,  or
    consolidation in  substantially the  same  proportions as  their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee
    benefit   plan   of   such   corporation   resulting   from  such
    reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

       (iv) (a) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (b) the first to occur of (1) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (2) the approval by the, stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of
    shares and voting securities  of   the  transferee   corporation   owned
    by   the   Company's stockholders, but not from the total number of
    outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such transferee corporation and the combined voting power of the then outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

    2.5 COMMITTEE: The Compensation Committee of the Board, or such members thereof as the Compensation Committee may designate.

    2.6  COMMON STOCK:  Common stock of the Company, $.01 par value per share.

    2.7 COMPANY: DSC Communications Corporation and consolidated Subsidiaries, a Delaware corporation, or any successor thereto.

    2.8   CUMULATIVE UNIT  VALUE:   The  amount  determined in  accordance
with Section 7.2.

    2.9 DISABILITY: Disability as defined in either a Participant's Employment Agreement or, absent such Agreement, in the Company's group disability insurance contract.

    2.10 EARNINGS: For any year, the consolidated income of the Company and its Subsidiaries from continuing operations before income taxes, prepared in accordance with generally accepted accounting principals, as reported in the Company's audited consolidated financial statements for that year; adjusted (a) to exclude in its entirety any item of nonrecurring gain or loss in excess of $2,500,000 and (b) to add back amortization of (i) technology acquired after December 31, 1993 and (ii) the excess of cost over net assets acquired (goodwill) after December 31, 1993.

    2.11 EARNINGS PER SHARE: For any Performance Year, Earnings divided by the weighted average number of shares of Common Stock outstanding during such Performance Year, as reported in the Company's audited consolidated financial statements for the Performance Year.

    2.12  EFFECTIVE DATE:  The effective  date of the Plan, which is January
1, 1994.

    2.13 EMPLOYMENT AGREEMENT: The employment agreement or similar agreement between the Company and a Participant, as at any time in effect.

    2.14 FAIR MARKET VALUE: The Fair Market Value of a share of a Common Stock on a particular date shall mean (i) if the Common Stock is listed on stock exchange, the closing price per share of the Common Stock on the principal stock exchange on which such securities are listed on such date, or, if there shall have been no sale on that date, on the last preceding date on which such a sale or sales were so reported, (ii) if the Common Stock is not listed on a stock exchange, the closing price for the Common Stock as reported by the National Association of Securities Dealers NASDAQ National Market System (or if there were no sales on such date, the closing price on the last preceding date on which such a sale was so reported),or if not reported by such system the mean between the closing bid and asked price as quoted by such quotation source as shall be designated by the Committee, or
(iii) if such securities are not so listed or traded, the value determined in good faith by the Committee, which determination shall be conclusive.

    2.15   INCREMENTAL  UNIT VALUE:   The  amount determined  in accordance
with Section 7.1.

    2.16 MAXIMUM CUMULATIVE UNIT VALUE: The product obtained by multiplying the Measuring Price by 4.

    2.17   MEASURING  PRICE:   For each Unit,  the closing  price of  a share
of Common Stock as reported on the NASDAQ National Market System on December 31, 1993, which was $61.50, or in the case of an employee who becomes a Participant subsequent to the Effective Date, the closing price of a share of Common Stock as thus reported on December 31 immediately prior to the January 1 as of which his participation commences, but not less than $61.50.

    2.18   PARTICIPANT:    Any key  employee  of  the Company  selected  by
the Committee to participate in the Plan.

    2.19  PERFORMANCE YEAR:  Any calendar year during the Term of the Plan.

    2.20   PLAN:   The DSC  Communications Corporation  1994 Long-Term
Incentive Compensation Plan.

    2.21  SUBSIDIARY:   Any corporation in which  the Company owns, directly
or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

    2.22  TERM OF  THE PLAN:   The period commencing on  the Effective Date
and ending five years after the final award of Units under the Plan (or on such earlier date as the Maximum Cumulative Unit Value of such Units may be achieved).

    2.23    TERMINATION WITHOUT  CAUSE:   Any  termination of  the
Participant's employment by the Company without "Cause," as defined in the Participant's Employment Agreement, or if the Participant has no Employment Agreement defining "Cause," then "Termination Without Cause" shall mean the termination of the Participant's employment by the Company for any reason other than (i) a termination due to the continuing and material failure by the Participant to fulfill his employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) a termination due to the Participant's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, or (iii) a termination due to the Participant's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude and may result in material harm to the Company.

    2.24 UNIT: A unit of participation in the Plan awarded to a Participant in accordance with Article V.

         2.25  VALUATION DATE:  The last day of each Performance Year.

                                      III.
                           ADMINISTRATION OF THE PLAN

    3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.2     The  Committee shall  have full authority,  from time  to time:
(i) subject to the provisions of this Plan, to select Participants and determine the extent and terms of their participation; (ii) adopt, amend and rescind such rules and regulations as, in its opinion may be advisable in the administration of the Plan; (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to the Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan. The Committee may request advice or assistance or employ such persons as it deems necessary for the proper administration of the Plan and may rely on such advice or assistance; provided, however, that in making any determinations with respect to the administration of the Plan, the Committee shall at all times be obligated to act in good faith and in conformity with the terms of the Plan.

    3.3 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Stock and Earnings Per Share while any of the Units are outstanding and unexercised, the Committee shall make such adjustments in the number of such unexercised Units and/or the Measuring Price as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any participant any additional benefits.

    3.4 The Committee shall be precluded from increasing the amount of compensation payable to a participant under the Plan, including the acceleration of payment or increasing the amount payable to a participant under the Plan, unless specifically provided for by the Plan.

                                      IV.

                           ELIGIBILITY TO PARTICIPATE

    4.1  Only  key employees of  the Company who,  in the Committee's judgment, will significantly impact the growth of the business shall be
eligible to become Participants.   The  Committee,  in  its   sole  discretion,
shall  select  the Participants.

    4.2 In selecting Participants and in determining the number of Units to be awarded to each Participant, the Committee shall take into account such
factors as  the   individual's   position,  experience,   knowledge,
responsibilities, advancement   potential  and  past  and   anticipated
contribution  to  Company performance.

                                       V.

                                 AWARD OF UNITS

    5.1 A maximum of 300,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units from time to time and new Participants may be awarded Units, both in the discretion of the Committee; provided, however, that no Units shall be awarded after December 31, 2003.

    5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

    5.3 The maximum number of units granted to any one individual shall not exceed 100,000 units during the duration of the Plan.

                                      VI.

                           TERM AND VESTING OF UNITS

    6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) upon exercise by a Participant,
(ii) as provided in Article XI or (iii) upon achievement before five years of the Unit's Maximum Cumulative Unit Value. Units shall be deemed to be awarded as of the Effective Date or any subsequent January 1 during the Term of the Plan, as the case may be.

    6.2  Units shall become vested as follows:

      VESTED
  PERCENTAGE OF   FROM DATE OF
  UNITS AWARDED       AWARD
  -------------   ------------
       40%         2 Years
       60%         3 Years
       80%         4 Years
      100%         5 Years

    6.3 Notwithstanding Section 6.2, each Unit shall immediately become fully vested in the event of (i) attainment of the Maximum Cumulative Unit Value, (ii) a Change in Control, (iii) a Participant's Termination Without Cause or (iv) termination of a Participant's employment with the Company by reason of his retirement on or after attainment of age 65, his death or his Disability.

                                      VII.

                        DETERMINATION OF VALUE OF A UNIT

    7.1 The Incremental Unit Value of each Unit for each Performance Year shall be equal to the product of (i) the Measuring Price, multiplied by (ii) eight-tenths of the percentage by which Earnings Per Share for such Performance Year exceed Base Year EPS. In the event Base Year EPS exceeds Earnings Per Share for any Performance Year, the Incremental Unit Value for such Performance Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his Units for each Performance Year as soon as practicable after the Valuation Date for the year.

    7.2 The Incremental Unit Value of each Unit for any Performance Year shall be cumulated with the Incremental Unit Value of such Unit for all prior Performance Years. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.

                                     VIII.

                                    PAYMENT

    8.1 A Unit may be exercised, to the extent that it is vested, at any time prior to becoming fully vested; provided, however, that any partially vested Unit that is exercised shall be canceled and its nonvested portion forfeited. Except as provided in Article XI, a Unit that becomes fully vested, in accordance with Article VI, shall thereupon be exercised.

    8.2 In order to exercise a partially or fully vested outstanding Unit, a Participant (i) shall give written notice of exercise, as provided in
Section 8.3, specifying the number of Units being exercised, and (ii) shall deliver his Award Certificate to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the same to the Participant. The date of exercise of a Unit shall be the date on which the Company receives the required documentation. Upon exercise of a Unit, Participant shall be entitled to receive the Cumulative Unit Value of his Vested Units being exercised, determined as of the concurrent or immediately preceding Valuation Date, but not in excess of the Maximum Cumulative Unit Value.

    8.3 Any notice of exercise of a partially or fully vested Unit shall be in writing and addressed to the Secretary of the Company. Payment of the amount due under the Plan shall be made not later than five days following the date of exercise or the date of such other event as shall entitle the Participant to payment; provided, however, that the Committee must certify in writing that all performance criteria have been met prior to any payments being made under the Plan. Except upon a Change in Control, when payment shall be made solely in cash, not less than 40 percent of any amount due shall be paid in cash; the balance shall be paid in cash or in shares of Common Stock or both, as determined by the Committee in its discretion.

                                      IX.

                       LIMITS ON TRANSFERABILITY OF UNITS

    9.1 A Unit shall not be transferable by a Participant, except that, upon the death of a Participant, a Unit may be transferred (i) by beneficiary designation filed in accordance with Section 9.2, or (ii) if no such beneficiary designation has been filed, by will or will substitute or by the laws of descent and distribution.

    9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participant's death. In the event of the death of a Participant a Unit may be exercised by the person to whom the Participant's rights were transferred by a properly filed beneficiary designation form or, if no such designation form was filed, by will or the laws of descent and distribution. A Participant shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any benefits hereunder following the Participant's death by giving the Committee or the Secretary of the Company written notice thereof.

    9.3 Except as provided in Section 9.1, a Participant will not be permitted to assign, alienate or hypothecate his benefits under the Plan.

                                       X.

                               AWARD CERTIFICATE

    The Company shall, promptly following the making of an award, deliver to the recipient thereof an Award Certificate, specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                      XI.

                              TERMINATION OF UNITS

    11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of
(i) its exercise or (ii) the termination of the Participant's employment with the Company, except that if such termination occurs by reason of the death, Disability or retirement of the Participant on or after attainment of age 65, Termination Without Cause, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the date of the occurrence (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value with respect to such Unit shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. In the event the term of a Unit is continued for an Extended Term, such Unit shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his legal representative.

    11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.

                                      XII.

                     TERMINATION AND AMENDMENT OF THE PLAN

    The Plan shall terminate on December 31, 2003, and no Units shall be awarded after that date. The Company reserves the right to amend or terminate the Plan at any time, by action of the Board, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by him without the Participant's written consent.

                                     XIII.

                         RIGHT TO TERMINATE EMPLOYMENT

    Nothing in the Plan, nor the award of any Unit, shall confer a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

                                      XIV.

                               GENERAL PROVISIONS

    14.1 The Plan shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

    14.2 The Company shall be authorized to withhold from any award or payment it makes to a Participant under the Plan the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    14.3 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    14.4 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.

                                          DSC COMMUNICATIONS CORPORATION
                                          By:
                                             -----------------------------------
Attest:

--------------------------------------
Secretary

                        DSC COMMUNICATIONS CORPORATION
                                  Proxy Card

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1996

   The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DSC Communications Corporation (the "Company") to be held on April 25, 1996, and the Proxy Statement in connection therewith, each
dated March   , 1996; (b) appoints James L. Donald, Gerald F. Montry and George
B. Brunt as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on February 27, 1996, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.



(PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE)

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes
    votes as in the
    example.


                      FOR             WITHHELD                                                            FOR    AGAINST    ABSTAIN

1.  Election of       / /               / /              2.  Approval of a proposal to increase the       / /      / /        / /
    Directors:                                               number of shares of Common Stock subject
                                                             to the DSC Communications Corporation
Nominees:                                                    1993 Employee Stock Option and Securities
James L. Donald, Robert S. Folsom, James M. Nolan            Award Plan from 4,000,000 to 10,000,000.

For, except vote withheld from the following             3.  Approval of amendments to the DSC            / /      / /        / /
nominee(s):                                                  Communications Corporation 1993 Employee
_____________________________________________                Stock Option and Securities Award Plan.

                                                         4.  Approval of an amendment to the DSC          / /      / /        / /
                                                             Communications Corporation 1994
                                                             Long-Term Incentive Compensation Plan.

                                                         5.  Approval of the adoption of the DSC          / /      / /        / /
                                                             Communications Corporation Annual
                                                             Incentive Bonus Plan.

                                                         6.  In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.


         Signature(s) ______________________________________________________   DATE ______________________

         Signature(s) ______________________________________________________   DATE ______________________
Note:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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